                              CINTAS PARTNERS' PLAN

                   (Amended and Restated as of March 30, 2004)

                                TABLE OF CONTENTS

                                                                            Page

Article 1         THE PLAN 1-1
         1.1      Establishment of Plan......................................1-1
         1.2      Applicability of Plan......................................1-1
         1.3      Purpose of the Plan........................................1-1

Article 2         DEFINITIONS................................................2-1
         2.1      Account....................................................2-1
         2.2      Affiliate..................................................2-2
         2.3      After-Tax Contributions....................................2-2
         2.4      Aggregate Compensation.....................................2-2
         2.5      Anniversary Date...........................................2-3
         2.6      Beneficiary................................................2-3
         2.7      Board of Directors.........................................2-3
         2.8      Break in Service...........................................2-3
         2.9      Cintas.....................................................2-3
         2.10     Cintas Common Stock........................................2-3
         2.11     Cintas Controlled Group....................................2-3
         2.12     Code.......................................................2-3
         2.13     Committee..................................................2-3
         2.14     Company....................................................2-4
         2.15     Compensation...............................................2-4
         2.16     Compensation Limit.........................................2-4
         2.17     Direct Rollover............................................2-4
         2.18     Disability.................................................2-4
         2.19     Earnings...................................................2-5
         2.20     Effective Date.............................................2-5
         2.21     Eligible Retirement Plan...................................2-5
         2.22     Eligible Rollover Distribution.............................2-6
         2.23     Employee...................................................2-6
         2.24     Employer...................................................2-7
         2.25     Employer Contributions Account.............................2-7
         2.26     Employer Securities........................................2-7
         2.27     ERISA......................................................2-7
         2.28     ESOP Contributions.........................................2-7
         2.29     ESOP Loan..................................................2-7
         2.30     401(k) Entry Date..........................................2-8
         2.31     401(k) Personal Contributions..............................2-8
         2.32     401(k) Portion of the Plan.................................2-8
         2.33     Fair Market Value..........................................2-8
         2.34     Highly Compensated Employee................................2-8
         2.35     Hour of Service............................................2-8
         2.36     Inactive Participant......................................2-10
         2.37     Limitation Year...........................................2-10
         2.38     Matching Contributions....................................2-10
         2.39     Maternity or Paternity Absence............................2-10
         2.40     Maximum Deferral Amount...................................2-10
         2.41     Member....................................................2-10
         2.42     Nonhighly Compensated Employee............................2-10
         2.43     Normal Retirement Age.....................................2-11
         2.44     Participant...............................................2-11
         2.45     Plan......................................................2-11
         2.46     Plan Administrator........................................2-11
         2.47     Plan Year.................................................2-11
         2.48     Profit Sharing Contributions..............................2-11
         2.49     Profit Sharing/ESOP Entry Date............................2-11
         2.50     Profit Sharing/ESOP Portion of the Plan...................2-11
         2.51     Qualified Domestic Relations Order........................2-11
         2.52     Retirement................................................2-12
         2.53     Rollover Contributions....................................2-12
         2.54     Separation from Service...................................2-12
         2.55     Service...................................................2-12
         2.56     Stock.....................................................2-12
         2.57     Transfer Contributions....................................2-12
         2.58     Trust Agreement...........................................2-12
         2.59     Trustee...................................................2-12
         2.60     Trust Fund................................................2-13
         2.61     Valuation Date............................................2-13
         2.62     Year of Eligibility Service...............................2-13
         2.63     Years of Vesting Service..................................2-13
         2.64     Gender and Number.........................................2-14

Article 3         ELIGIBILITY REQUIREMENTS...................................3-1
         3.1      Eligibility................................................3-1
         3.2      Enrollment.................................................3-3
         3.3      Employment Rights..........................................3-3
         3.4      Change In Classification Of Employment.....................3-3
         3.5      Service With Controlled Groups.............................3-4
         3.6      Leased Employees...........................................3-4
         3.7      Designation of Beneficiary.................................3-4

Article 4         AFTER-TAX, 401(k) AND MATCHING CONTRIBUTIONS...............4-1
         4.1      After-Tax Contributions....................................4-1
         4.2      401(k) Personal Contributions..............................4-1
         4.3      Matching Contributions.....................................4-2
         4.4      Actual Deferral Percentage Test and Actual
                  Contribution Percentage Test...............................4-3
         4.5      Adjustment to Actual Deferral Percentage Test..............4-6
         4.6      Adjustment to Actual Contribution Percentage Test..........4-7
         4.7      Rollover Contributions.....................................4-9
         4.8      Transfer Contributions....................................4-10

Article 5         PROFIT SHARING AND ESOP CONTRIBUTIONS......................5-1
         5.1      Designation of Contributions...............................5-1
         5.2      Profit Sharing Contributions...............................5-1
         5.3      ESOP Contributions.........................................5-1
         5.4      Limitation.................................................5-1
         5.5      Time of Contribution.......................................5-1
         5.6      Form of Contribution.......................................5-1
         5.7      Return Of Contributions....................................5-2

Article 6         ALLOCATION OF CONTRIBUTIONS; FORFEITURES...................6-1
         6.1      Participants Entitled to Contributions.....................6-1
         6.2      Allocation of Contributions................................6-1
         6.3      Allocation of Forfeitures..................................6-2
         6.4      Code Section 415 Limitation................................6-2
         6.5      Allocation Not Considered Vesting..........................6-5
         6.6      Applying Forfeitures.......................................6-5

Article 7         ACCOUNTS; VALUATION OF TRUST FUND..........................7-1
         7.1      Participant Accounts.......................................7-1
         7.2      ESOP Loans and Suspense Accounts...........................7-1
         7.3      Allocation of Earnings on Stock Account....................7-2
         7.4      Allocation of Earnings on Nonstock Account.................7-2
         7.5      Valuation of Stock.........................................7-2
         7.6      Adjustments to Profit Sharing Contributions Account........7-3
         7.7      Adjustments to 401(k) Personal Contributions,
                  Matching Contributions, Rollover
                  Contributions, After-Tax Contributions,
                  Transfer Contributions and ESOP Investment
                  Accounts...................................................7-3
         7.8      Participant Investment of Accounts.........................7-4
         7.9      Voting Rights of Shares Allocated to
                  the 401(k) Portion of the Plan.............................7-4

Article 8         STOCK RIGHTS OF MEMBERS....................................8-1
         8.1      Voting Rights..............................................8-1
         8.2      Diversification............................................8-1

Article 9         VESTING IN ACCOUNTS........................................9-1
         9.1      After-Tax  Contributions, 401(k)Personal Contributions,
                  Rollover Contributions and ESOP Investment Accounts........9-1
         9.2      ESOP, Profit Sharing and Matching Contributions Accounts...9-1
         9.3      Transfer Contributions Accounts............................9-2
         9.4      Breaks in Service..........................................9-2
         9.5      Service with Controlled Groups.............................9-4

Article 10        PAYMENT OF BENEFITS.......................................10-1
         10.1     Payment as a Result of Retirement, Death or Disability....10-1
         10.2     Payment as a Result of Other Separation of Service........10-1
         10.3     Form of Payment...........................................10-4
         10.4     Required Distribution.....................................10-7
         10.5     New Minimum Distribution Requirements.....................10-8
         10.6     In-Service Withdrawals....................................0-13
         10.7     Hardship Withdrawals......................................0-13
         10.8     Participant Loans.........................................0-15
         10.9     Put Option................................................0-18
         10.10    Right of First Refusal....................................0-19
         10.11    Stock Not Subject to "Put" or "Call"......................0-19
         10.12    Notice of Address and Missing Person......................0-19

Article 11        NONALIENABILITY...........................................11-1
         11.1     Assignment and Alienation.................................11-1
         11.2     Prohibition Against Alienation of Benefit.................11-1

Article 12        AMENDMENT TO THE PLAN.....................................12-1
         12.1     Right to Amend............................................12-1
         12.2     Amendment for Compliance with Code........................12-1

Article 13        TERMINATION OF THE PLAN...................................13-1
         13.1     Right to Terminate........................................13-1
         13.2     Termination by an Employer................................13-1
         13.3     Effective Date of Termination.............................13-1
         13.4     Full Vesting at Termination...............................13-1
         13.5     Vesting at Partial Termination............................13-1
         13.6     Termination...............................................13-1
         13.7     Complete Discontinuance of Contributions..................13-2

Article 14        ADMINISTRATION OF THE PLAN................................14-1
         14.1     Committee is Administrator................................14-1
         14.2     Committee Determination Binding...........................14-1
         14.3     Employment of Consultants.................................14-2
         14.4     Named Fiduciary...........................................14-2
         14.5     Plan for Exclusive Benefit of Participants................14-2
         14.6     Authorization to Disburse.................................14-2
         14.7     Claims for Benefits.......................................14-3
         14.8     Related Parties...........................................14-3

Article 15        ESOP LOANS................................................15-1
         15.1     Investment of ESOP Loan Proceeds..........................15-1
         15.2     Terms of ESOP Loan........................................15-1

Article 16        TOP-HEAVY PROVISIONS......................................16-1
         16.1     Application...............................................16-1
         16.2     Top-Heavy Plan............................................16-1
         16.3     Definitions...............................................16-1
         16.4     Present Value and Accounts................................16-2
         16.5     Vesting Requirements......................................16-3
         16.6     Minimum Contribution......................................16-4
         16.7     Exception for Collectively Bargained Plans................16-4
         16.8     Combined Limit on Contributions and Benefits
                  for Key Employees.........................................16-4
         16.9     Modification of Top-Heavy Rules...........................16-5

Article 17        MISCELLANEOUS.............................................17-1
         17.1     Validity of Plan..........................................17-1
         17.2     Choice of Law.............................................17-1
         17.3     Merger or Consolidation of Plan...........................17-1
         17.4     Qualified Plan............................................17-1
         17.5     Use of Independent Appraiser..............................17-2

LIST OF SUBSIDIARIES

SCHEDULE A

APPENDIX I .......Respond Industries, Inc.

APPENDIX II.......Safety Directors, Inc. fka Core Services, Inc.

APPENDIX III......Sunshine Uniform Service, Inc. Employees' Profit
                  Sharing Plan and Trust

APPENDIX IV.......Sierra Safety Supply 401(k) Profit Sharing Plan & Trust

APPENDIX V........First Aid Plus, Inc. 401(k) Plan

APPENDIX VI.......Med-Assist, Inc. 401(k) Plan

APPENDIX VII......Uniforms to You and Company Employees Profit Sharing Plan

APPENDIX VIII.....Mechanics Laundry & Supply, Inc.
                  of Indiana 401(k) Plan

APPENDIX IX.......MST Corporation Retirement Savings Plan

APPENDIX X........Jadabec First Aid & Safety Company 401(k) Plan

APPENDIX XI.......Standard Uniform Service, Inc. 401(k) Profit Sharing Plan

APPENDIX XII......Affirmed/Home Safety (Denver)

APPENDIX XIII.....Mission Linen Supply

APPENDIX  XIV.....Rodes Professional Apparel Division

APPENDIX XV.......Carbon Dioxide, Inc.

APPENDIX XVI......Popular Hand Laundry & Cleaners of Richmond Hill, Inc.

APPENDIX XVII.....Unitog Thrift

APPENDIX XVIII....Service Uniform Rental Company (Henderson, Kentucky)

APPENDIX XIX......National Service Industries, Inc. (aka F.F. Dust Control)

APPENDIX XX.......Ideal Uniform Service, Inc.

APPENDIX XXI......Total First Aid, Inc.

APPENDIX XXII.....Valley Linen and Uniform, Inc.

APPENDIX XXIII....Angelica Corporation

APPENDIX XXIV.....Mechanics Laundry & Supply, Inc. of Indiana

APPENDIX XXV......Searcy Industrial Laundry, Inc. 401(k) Profit Sharing Plan

APPENDIX XXVI.....Omni Services, Inc. Employees 401(k) Plan

                              CINTAS PARTNERS' PLAN

                   (Amended and Restated as of March 30, 2004)

                                   ARTICLE 1

                                    THE PLAN

1.1  Establishment of Plan.

     Cintas adopted its Profit Sharing Plan effective May 1, 1971 and its
Employee Stock Ownership Plan (the "ESOP") effective June 1, 1989. Cintas amended, restated and consolidated the Profit Sharing Plan and ESOP into the
Cintas Profit Sharing and Employee Stock Ownership Plan (the "Prior Plan")
effective June 1, 1991. Cintas further amended and restated the Prior Plan to add a 401(k) feature effective June 1, 1993. Cintas further amends and restates the Prior Plan effective March 30, 2004 (the "Plan").

1.2  Applicability of Plan.

     The provisions of this restated Plan are applicable only to Employees in the employ of an Employer on or after the Effective Date. If an Employee's employment with an Employer terminates prior to the Effective Date, the
Employee's right to benefits, if any, and the amount thereof, shall be determined in accordance with the provisions of the plans or Prior Plan as in effect as of the Employee's date of termination of employment with an Employer.

1.3  Purpose of the Plan.

     The purpose of the Plan is to enable Participants to accumulate capital and
Stock on a regular and long-term basis for their retirement income needs.

___________________________
         End of Article 1

                                   Article 2

                                   DEFINITIONS

     Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.

2.1      Account.

     "Account" means the separate account maintained for each Member which represents the Member's total proportionate interest in the Trust Fund as of any
Valuation Date and which consists of the sum of the following subaccounts:

     (a)  "After-Tax Contributions Account" means that portion of such Member's
          Account which evidences the value of the After-Tax Contributions made by the Member prior to July 3, 1993, including any gains and losses of the Trust Fund attributable thereto.

     (b)  "ESOP Contributions Account" means that portion of such Member's
          Account which evidences the value of the ESOP Contributions made on the Member's behalf by an Employer pursuant to Section 5.3, including any gains and losses of the Trust Fund attributable thereto. A
          Member's ESOP Contributions Accounts shall contain the following two subaccounts:

          (1)  "Stock Account" means the Member's ESOP Contributions Account to which Stock is credited pursuant to Article 7.

          (2)  "Nonstock Account" means the Member's ESOP Contributions Account to which assets of the Trust Fund other than Stock are credited pursuant to Article 7.

     (c)  "ESOP Investment Account" means that portion of such Member's Account which evidences the value of the ESOP Contributions Account and the
          Profit Sharing Contribution Account prior to April 1, 2001 transferred to the 401(k) Personal Contributions Portion of the Plan pursuant to
          Sections 7.2 and 8.2 respectively, including any gains and losses of the Trust Fund attributable thereto.

     (d)  "401(k) Personal Contributions Account" means that portion of such
          Member's Account which evidences the value of the 401(k) Personal
          Contributions made on the Member's behalf by an Employer pursuant to
          Section 4.2, including any gains and losses of the Trust Fund attributable thereto.

     (e)  "Matching Contributions Account" means that portion of such Member's
          Account which evidences the value of the Matching Contributions made on the Member's behalf by an Employer pursuant to Section 4.3, including any gains and losses of the Trust Fund attributable thereto.

     (f)  "Profit Sharing Contributions Account" means that portion of such
          Member's Account which evidences the value of the Profit Sharing
          Contributions made on the Member's behalf by an Employer pursuant to
          Section 5.2, including any gains and losses of the Trust Fund attributable thereto.

     (g)  "Rollover Contributions Account" means that portion of such Employee's or Member's Account which evidences the value of Rollover
          Contributions made pursuant to Section 4.7, including any gains and losses of the Trust Fund attributable thereto.

     (h)  "Transfer Contributions Account" means that portion of such Employee's or Member's Account which evidences the value of the Transfer
          Contributions made on the individual's behalf by an Employer pursuant to Section 4.8, including any gains and losses of the Trust Fund attributable thereto.

2.2  Affiliate.

     "Affiliate" means any corporation or unincorporated business controlled by, or under common control with, Cintas within the meaning of Sections 414(b) and
(c) of the Code; provided, however, that for purposes of the limitations upon
"Annual Additions" to a Participant's Account contained in Section 6.4.
"Affiliate" shall be determined in accordance with Section 415(h) of the Code.

2.3  After-Tax Contributions.

     "After-Tax Contributions" mean the after-tax contributions made by a
Participant prior to July 3, 1993.

2.4  Aggregate Compensation.

     "Aggregate Compensation" means all remuneration paid in cash or in kind by the Employer for personal services as reportable on the Employee's Federal
Income Tax Withholding Statement (Form W-2) for the Plan Year, plus any elective deferrals for that Plan Year with respect to employment with the Employer (1)
under a qualified cash or deferred arrangement described in Section 401(k) of the Code, (2) to a plan qualified under Section 125 or Section 132(f) of the
Code, or (3) to a plan qualified under Section 402(h) of the Code including
(whether or not includable in gross income) reimbursements or other expense allowances (including, but not limited to, automobile allowances and relocation allowances); fringe benefits (cash or non-cash including, but not limited to, club dues and personal use of Cintas property); moving expenses; deferred compensation; and welfare benefits. For any Plan Year beginning after May 31,
1989, Aggregate Compensation in excess of the Compensation Limit shall be disregarded; however, for purposes of Section 415(c) of the Code, the
Compensation Limit shall not be applicable. For purposes of Sections 4.4, 4.5 and 4.6 of the Plan, Aggregate Compensation means any definition of compensation permissible under Section 414(s) of the Code and Regulations thereunder for such period as determined by the Plan Administrator.

2.5  Anniversary Date.

     "Anniversary Date" means the last day of the Plan Year (May 31).

2.6  Beneficiary.

     "Beneficiary" means such person or persons as may be entitled, by effective designation of a Member (in accordance with the provisions of Section 3.7) or otherwise in accordance with the provisions of Section 3.7, upon the death of such Member, to receive any benefits or payments under the Plan.

2.7  Board of Directors.

     "Board of Directors" or "Board" means the Board of Directors of Cintas or any committee of the Board to which the Board delegates responsibilities under the Plan.

2.8  Break in Service.

     "Break in Service" means, for purposes where the hour counting method is used, a Plan Year during which an Employee fails to complete more than 500 Hours of Service with an Employer. For purposes where the elapsed time method is used for determining eligibility for the 401(k) Portion of the Plan, a "Break in
Service" means a severance of at least 12 consecutive months.

2.9  Cintas.

     "Cintas" means Cintas Corporation or any successor thereto.

2.10 Cintas Common Stock.

     "Cintas Common Stock" means the common stock, without par value, of Cintas.

2.11 Cintas Controlled Group.

     "Cintas Controlled Group" means any corporation or unincorporated business controlled by, or under common control with, Cintas within the meaning of
Sections 414(b) and (c) of the Code.

2.12 Code.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.13 Committee.

     "Committee" means the Employee Benefits Administration Committee which may be appointed by the Board to administer the Plan in accordance with Section
14.1, as it may be constituted from time to time.

2.14 Company.

     "Company" means Cintas.

2.15 Compensation.

     "Compensation" means all remuneration paid in cash or in kind by an
Employer for personal services as reportable on the Employee's Federal Income
Tax Withholding Statement (Form W-2) for the Plan Year, plus any elective deferrals for that Plan Year with respect to employment with the Employer (1)
under a qualified cash or deferred arrangement described in Section 401(k) of the Code, (2) to a plan qualified under Section 125 of the Code, or (3) to a plan qualified under Section 402(h) of the Code excluding (even if includable in gross income) reimbursements or other expense allowances (including, but not limited to, automobile allowances and relocation allowances); fringe benefits
(cash or non-cash including, but not limited to, club dues and personal use of
Cintas property); moving expenses; deferred compensation; and welfare benefits.
Compensation shall include severance pay. Compensation shall not include qualified or nonqualified stock option gains. For any Plan Year beginning after
May 31, 1989, Compensation in excess of the Compensation Limit shall be disregarded. For purposes hereof, Participating Compensation shall mean all
Compensation paid to an Employee after he becomes a Participant in the Plan provided, however, Participating Compensation shall be determined by multiplying such Participant's Compensation for such Plan Year by a fraction, the numerator of which is the number of days such Participant participated in the Plan for such Plan Year and the denominator is 365 or, if less, the number of days from the first day of the Plan Year he is an Employee of Cintas in the Plan Year.
Notwithstanding the above, Participating Compensation in situations involving the decertification and certification of collective bargaining employees or an acquisition by Cintas shall be determined in accordance with Schedule A.

2.16  Compensation Limit.

     "Compensation Limit" means the maximum amount of annual Compensation of each Participant taken into account in determining allocations for any Plan
Year. The Compensation Limit shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.
The cost-of-living adjustment in effect for a calendar year applies to annual
Compensation for the Plan Year that begins with or within such calendar year.

2.17  Direct Rollover.

     "Direct Rollover" means a payment by the Plan to the Eligible Retirement
Plan specified by a Member.

2.18  Disability.

     "Disability" or "Disabled" means a physical or mental condition arising after an Employee has become a Participant and which prevents him from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled shall be made by the Plan Administrator on evidence that the Participant is receiving total and permanent disability benefits under the
Social Security Act in effect at the date of disability.

2.19  Earnings.

     "Earnings" means all dividends and other distributions made with respect to
Cintas Common Stock held in the ESOP Contributions Account (whether or not taxable and whether paid in cash or other property), including the proceeds from the sale or other disposition of such other property and dividends or other distributions made with respect to such other property.

2.20  Effective Date.

     "Effective Date" means the following:

     (a)  for purposes of the original adoption of the Profit Sharing Plan, May
          1, 1971;

     (b)  for purposes of the original adoption of the ESOP, June 1, 1989;

     (c)  for purposes of the consolidation of the Profit Sharing Plan and the
          ESOP, June 1, 1991;

     (d)  for purposes of the adoption of the 401(k) feature, June 1, 1993;

     (e)  for purposes of this amendment and restatement, March 30, 2004, except where otherwise noted.

2.21  Eligible Retirement Plan.

     "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in
Section 408(b) of the Code; an annuity plan described in Section 403(a) of the
Code; an annuity contract described in Section 403(b) of the Code; an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and a qualified trust described in
Section 401(a) of the Code, that accepts the Member's Eligible Rollover
Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an
Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

2.22  Eligible Rollover Distribution.

     "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Member, except that an Eligible
Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually)
made for the life (or life expectancy) of the Member or the joint lives (or joint life expectancies) of the Member and the Member's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to qualifying employer securities); and any amount that is distributed on account of hardship. If any amount is not an Eligible Rollover Distribution, the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Sections 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

2.23  Employee.

     "Employee" means any person on the payroll of an Employer or an Affiliate who receives Compensation from an Employer or an Affiliate (other than a retirement benefit or retainer) who is considered by the Employer, in its sole and absolute discretion, to be an Employee for purposes of the Plan. A determination that an individual is an employee of the Employer for other purposes, such as employment tax purposes, shall have no bearing whatsoever on the determination of whether the individual is an Employee under the Plan. An
Employee may include, but is not required to include, (i) any Leased Employee that Section 414(n) of the Code requires an Employer to treat as an Employee as defined in Section 3.6 and (ii) any individual that Section 414(o) of the Code requires an Employer to treat as an Employee; provided, however, that the term
Employee shall not include:

     (a)  any person who is a member of a collective bargaining unit with respect to which retirement benefits were the subject of good faith bargaining (that is, retirement benefits were negotiated) between an
          Employer and an Affiliate and the representatives of such unit, except to the extent that the relevant collective bargaining agreement, by its terms, and the parties to the agreement specifically agreed to provide for coverage under any portion of the Plan;

     (b)  nonresident aliens who do not receive from an Employer or an Affiliate any earned income that constitutes income from sources within the
          United States;

     (c)  an independent contractor;

     (d)  an employee of a temporary agency;

     (e)  an individual who performs services in any capacity other than as an
          Employee of an Employer;

     (f)  any employees of a foreign Affiliate;

     (g)  any employee who is an active participant in another qualified retirement plan (that is not frozen or otherwise considered inactive)
          sponsored by Cintas or an Affiliate; and

     (h)  any employee who is a student performing an internship or a cooperative study.

2.24  Employer.

     "Employer" means Cintas and any Affiliate that, with the approval of the
Board of Directors, has adopted the Plan as a participant herein, and any successor to any such Employer.

2.25  Employer Contributions Account.

     "Employer Contributions Account" means the Profit Sharing Contributions
Account, ESOP Contributions Account, Matching Contributions Account and ESOP
Investment Account.

2.26  Employer Securities.

     "Employer Securities" means qualifying employer securities described in
Section 407(d)(5) of ERISA.

2.27  ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

2.28  ESOP Contributions.

     "ESOP Contributions" mean the contributions made by an Employer on behalf of a Participant as described in Section 5.3.

2.29  ESOP Loan.

     "ESOP Loan" means a loan that satisfies the requirements of Article 15. All loans entered into simultaneously shall be treated as one ESOP Loan for all purposes under the Plan.

2.30  401(k) Entry Date.

     "401(k) Entry Date" means the date the Employee meets the eligibility requirements provided in Section 3.1 for purposes of eligibility to make 401(k)
Personal Contributions and receive Matching Contributions.

2.31  401(k) Personal Contributions.

     "401(k) Personal Contributions" mean the contributions made by an Employer on behalf of a Participant pursuant to the Participant's election to reduce
Compensation as described in Section 4.2.

2.32  401(k) Portion of the Plan.

     "401(k) Portion of the Plan" means the 401(k) Personal Contributions
Account, Matching Contributions Account, After-Tax Contributions Account,
Rollover Contributions Account, Transfer Contributions Account and ESOP
Investment Account.

2.33  Fair Market Value.

     "Fair Market Value" of Cintas Common Stock means the closing price as of the Valuation Date.

2.34  Highly Compensated Employee.

     "Highly Compensated Employee" means an individual, as determined under
Section 414(q) of the Code and the Regulations thereunder, who:

     (a)  During the Plan Year or the preceding 12-month period was at any time a 5% owner. A 5% owner means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Participant's Employer or stock possessing more than 5% of the total combined voting power of all stock of such Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b),
          (c), (m) and (o) of the Code shall be treated as separate employers;
          or

     (b)  Received compensation as defined in Section 414(q)(7) of the Code from an Employer in excess of $80,000 (as adjusted pursuant to Section
          414(q)(1) of the Code) during the 12-month period preceding the Plan
          Year.

2.35  Hour of Service.

     "Hour of Service" means the following:

     (a)  With respect to an Employee, each hour for which:

          (1)  he is paid or entitled to payment by an Employer or an Affiliate for the performance of duties for such company or is on a paid leave of absence;

          (2)  he is paid or entitled to payment by an Employer or an Affiliate, directly or indirectly, on account of a period of time during which no duties are performed (irrespective of whether he has ceased to be an Employee) subject to the limitations set forth in this Section; or

          (3)  back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer or an Affiliate;

          provided, however, that the same Hours of Service shall not be credited both under clauses (1) or (2), as the case may be, and under clause (3). Hours of Service shall not be credited for any period if amounts paid to the Employee, or to which he is entitled, from an
          Employer or an Affiliate in respect of such period consist solely of payments that are not considered income under the Code. The crediting of Hours of Service shall be subject to ERISA and the Regulations issued thereunder. An Employee who is not paid on an hourly basis or whose hours are not counted and recorded shall be credited with 45
          Hours of Service for each week he performs an Hour of Service.

     (b)  Notwithstanding any provision of this Section to the contrary, Hours of Service shall be credited for a Maternity or Paternity Absence as follows: solely for the purposes of determining whether a Break in
          Service has occurred, an Employee shall be credited with those Hours of Service that otherwise would normally have been credited to such
          Employee but for such absence, except that (1) the total number of
          Hours of Service so credited shall not exceed 501 and (2) such Hours of Service shall be credited as Hours of Service in the Plan Year in which the absence from work commences if necessary to prevent the
          Employee from incurring a Break in Service in such Plan Year, and shall otherwise be credited in the Plan Year immediately following the
          Plan Year in which the absence from work commences.

     (c)  Nothing in this Section shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law. Nothing contained herein shall be construed as denying an Employee credit for an Hour of
          Service if credit is required by federal law, including Department of
          Labor Regulationss.2530.200b-2; and the extent of any such credit shall be determined under such law.

     (d)  If an Employer maintains the Plan of a predecessor employer, Hours of
          Service shall include service with the predecessor employer.

2.36  Inactive Participant.

     "Inactive Participant" in respect of a Plan Year means an Employee who was previously a Participant but who, during a given Plan Year, neither completed a
Year of Service nor incurred a Break in Service.

2.37  Limitation Year.

     "Limitation Year" means the Plan Year for purposes of determining the maximum annual addition to a Participant's Account.

2.38  Matching Contributions.

     "Matching Contributions" mean the contributions made by an Employer on behalf of a Participant, conditioned on the making of 401(k) Personal
Contributions, as described in Section 4.3.

2.39  Maternity or Paternity Absence.

     "Maternity or Paternity Absence" means an absence from work for any period by reason of the following:

     (a)  an Employee's pregnancy;

     (b)  the birth of a child of the Employee;

     (c)  the placement of child with the Employee in connection with the adoption of such child by such Employee; or

     (d)  the caring for a natural or adopted child for a period beginning immediately following such birth or placement.

2.40  Maximum Deferral Amount.

     "Maximum Deferral Amount" means the maximum amount that may be contributed as a 401(k) Personal Contribution for any calendar year. This amount shall be such amount determined by the Secretary of Treasury under Section 402(g) of the
Code, as adjusted for increases in the cost of living pursuant to Section
402(g)(5) of the Code.

2.41  Member.

     "Member" means a Participant, Inactive Participant, or a former Participant who still has a balance in the individual's Account.

2.42  Nonhighly Compensated Employee.

     "Nonhighly Compensated Employee" means an individual who is not a Highly
Compensated Employee as defined in Section 2.34.

2.43  Normal Retirement Age.

     "Normal Retirement Age" means the date upon which a Participant has attained the age of 65 years, regardless of whether the Participant has been credited with five Years of Vesting Service.

2.44  Participant.

     "Participant" means any Employee of an Employer who has met and continues to meet the requirements of the Plan as set forth in Article 3 or any Employee of an Employer who makes a Rollover Contribution pursuant to Section 4.7 or who has a Transfer Contribution made on the Member's behalf pursuant to Section 4.8.

2.45  Plan.

     "Plan" means this Cintas Partners' Plan.

2.46  Plan Administrator.

     "Plan Administrator" means the person or entity which administers the Plan as provided in Article 14.

2.47  Plan Year.

     "Plan Year" means the 12 consecutive month period commencing June 1 and ending May 31 of the following year.

2.48  Profit Sharing Contributions.

     "Profit Sharing Contributions" mean contributions made by an Employer on behalf of a Participant as described in Section 5.2.

2.49  Profit Sharing/ESOP Entry Date.

     "Profit Sharing/ESOP Entry Date" means the date the Employee meets the eligibility requirements provided in Section 3.1 for purposes of eligibility to receive an allocation of Profit Sharing Contributions and ESOP Contributions.

2.50  Profit Sharing/ESOP Portion of the Plan.

     "Profit Sharing/ESOP Portion of the Plan" means the Profit Sharing
Contributions Account and the ESOP Contributions Account.

2.51  Qualified Domestic Relations Order.

     "Qualified Domestic Relations Order" means a judgment, decree or order
(including approval of a property settlement agreement) that (a) relate to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Member; (b) is made pursuant to a state domestic relations law; (c) creates or recognizes an alternate payee's right to receive all or a portion of the benefits payable to a
Member under the Plan; and (d) otherwise meets the requirements of Section
414(p) of the Code.

2.52  Retirement.

     "Retirement" or "Retired" means Separation from Service on or after attaining Normal Retirement Age.

2.53  Rollover Contributions.

     "Rollover Contributions" mean a contribution made by an Employee or a
Participant in accordance with Section 4.7.

2.54  Separation from Service.

     "Separation from Service" means the termination of employment of a
Participant with an Employer or an Affiliate for any reason. Separation from
Service shall not be deemed to occur (a) upon a Participant's transfer from the employment of one Employer to another Employer or to an Affiliate, or (b) upon a
Participant's transfer to an ineligible class of employees while remaining employed by an Employer or an Affiliate.

2.55  Service.

     "Service" means a period of current or prior employment with an Employer or an Affiliate after such Employer or Affiliate has become a member of the Cintas
Controlled Group unless otherwise provided in Schedule A.

2.56  Stock.

     "Stock" means Cintas Common Stock and any other Employer Securities described in Section 409(l) of the Code.

2.57  Transfer Contributions.

     "Transfer Contributions" mean contributions made by an Employer on behalf of a Participant or Employee as described in Section 4.8.

2.58  Trust Agreement.

     "Trust Agreement" means the written agreement(s) between Cintas and the
Trustee with respect to the Plan.

2.59  Trustee.

     "Trustee" means the Trustee or Trustees designated in the Trust Agreement and any additional or successor Trustee as shall be appointed by the Board from time to time.

2.60  Trust Fund.

     "Trust Fund" means all of the assets that are held by the Trustee pursuant to the Trust Agreement.

2.61  Valuation Date.

     "Valuation Date" means each day that the New York Stock Exchange is open.

2.62  Year of Eligibility Service.

     "Year of Eligibility Service" means the 12 consecutive month period beginning on the Employee's first day in which he has an Hour of Service with an
Employer during which an Employee is credited with at least 1,000 Hours of
Service. If the Employee is not credited with at least 1,000 Hours of Service during the initial 12-month period, thereafter, a Year of Eligibility Service shall be determined on the basis of each Plan Year during which an Employee is credited with at least 1,000 Hours of Service. This computation period shall begin with the first day of the Plan Year that coincides with or falls within the 12-month period beginning on the Employee's first day in which the Employee has an Hour of Service with an Employer. All periods of employment with an
Employer or an Affiliate, including periods prior to the Effective Date, shall be recognized, except as provided in Section 3.1. A period of employment with another employer which becomes a member of the Cintas Controlled Group will be credited as provided in Schedule A.

2.63  Years of Vesting Service.

     "Years of Vesting Service" mean the following:

     (a)  For Employees eligible to participate in the Plan as of June 1, 1993,
          Years of Vesting Service mean either the greater of (i) the number of
          12 consecutive month periods, beginning on the Employee's first day in which he has an Hour of Service with an Employer and each anniversary thereof during which the Employee is credited with at least 1,000
          Hours of Service; or (ii) the number of Plan Years during which the
          Employee is credited with at least 1,000 Hours of Service.

     (b)  For Employees eligible to participate in the Plan after June 1, 1993,
          Years of Vesting Service mean the number of Plan Years during which an
          Employee is credited with at least 1,000 Hours of Service.

     (c)  All periods of employment with an Employer or an Affiliate, including periods prior to the Effective Date, shall be recognized, except as provided in Section 9.4.

     (d)  Any period of employment with another employer which becomes a member of the Cintas Controlled Group shall be recognized only as provided in
          Schedule A.

2.64  Gender and Number.

     Unless the context clearly requires otherwise, the masculine pronoun shall include the feminine and neuter pronoun whenever used, and the singular shall include the plural.

___________________________
         End of Article 2

                                   ARTICLE 3

                            ELIGIBILITY REQUIREMENTS

3.1  Eligibility.

     Each Employee shall become a Participant in the Plan pursuant to the enrollment procedures set forth in Section 3.2 after meeting the following eligibility requirements:

     (a)  All Employees employed by an Employer who participated in the Plan as of March 30, 2004 shall be eligible to continue as Participants in the
          Plan as of that date.

     (b)  Each other Employee employed by an Employer shall become a Participant in the Plan as of the Profit Sharing/ESOP Entry Date coinciding with or next following completion of one Year of Eligibility Service. The
          Profit Sharing/ESOP Entry Date of an Employee who is not credited with one Year of Eligibility Service because the Employee does not complete
          1,000 Hours of Service during the Employee's first year of employment, but completes 1,000 Hours of Service in a Plan Year beginning in or after the Employee's first year of employment shall be the June 1 immediately following the last day of the first Plan Year in which the
          Employee is credited with 1,000 Hours of Service. Effective as of
          January 1, 2003, each Employee employed by an Employer shall become a
          Participant in the Plan for purposes of making 401(k) Personal
          Contributions as of the 401(k) Entry Date coinciding with or next following the completion of three months of service.

     (c)  Notwithstanding the above, participation for certain Employees of companies acquired by Cintas or an Affiliate (the "Acquired Employer")
          shall be as of the date set forth on Schedule A based on the following:

          (1)  Employees from an Acquired Employer shall be permitted to participate in the 401(k) Portion of the Plan as soon as
               administratively feasible after the acquisition notwithstanding their length of employment with either Cintas or the Acquired
               Employer.

          (2)  Employees from an Acquired Employer who were not offered a qualified retirement plan by the Acquired Employer shall be permitted to participate in the Profit Sharing/ESOP Portion of the Plan as of the Profit Sharing/ESOP Entry Date coinciding with or next following completion of one Year of Eligibility Service from the acquisition date of the Acquired Employer.

          (3)  Employees from an Acquired Employer who were previously participants in a qualified retirement plan of the Acquired
               Employer shall be permitted to participate in the Profit
               Sharing/ESOP Portion of the Plan as of the Profit Sharing/ESOP
               Entry Date coinciding with or next following completion of one
               Year of Eligibility Service from their date of hire with the
               Acquired Employer.

     (d)  In the event an employee who was not a member of the eligible class of
          Employees becomes a member of the eligible class of Employees, such
          Employee shall participate no later than the next Profit Sharing/ESOP
          Entry Date or 401(k) Entry Date if such Employee has completed the
          Service required in Subsection (b) above and would have previously become a Participant had the employee been in the eligible class of
          Employees unless an earlier date is provided in Schedule A. If such
          Employee has not completed the Service requirement, then the Employee shall participate as provided in Subsection (b) above.

     (e)  The following shall apply for former Participants or Employees who are reemployed:

          (1)  A former Participant with less than five consecutive one year
               Breaks in Service, whether vested or nonvested, shall again become a Participant immediately when the Participant returns to the employ of an Employer as an Employee. Any Service with an
               Employer prior to incurring such Break in Service shall be credited for purposes of determining a Year of Eligibility
               Service and for determining Years of Vesting Service subsequent to such Break in Service.

          (2)  A former nonvested Participant who has incurred five or more consecutive one year Breaks in Service shall again become a
               Participant upon meeting the eligibility requirements. Any
               Service with an Employer prior to incurring five or more
               consecutive one year Breaks in Service shall not be credited for purposes of determining a Year of Eligibility Service or for purposes of determining Years of Vesting Service subsequent to such Break in Service.

          (3)  A former vested Participant who has incurred five or more consecutive one year Breaks in Service shall again become a
               Participant as of the 401(k) Entry Date and Profit Sharing/ESOP
               Entry Date that is coincident with or next following the date on which the Participant returns to the employ of an Employer as an
               Employee. Any Service with an Employer prior to incurring five or more consecutive one year Breaks in Service shall be credited for purposes of determining a Year of Eligibility Service and for determining Years of Vesting Service subsequent to such Break in
               Service.

          (4)  A former Employee who terminates employment prior to becoming eligible for the 401(k) Portion of the Plan who is reemployed prior to incurring a Break in Service, as defined in Section 2.8 for the elapsed time method, shall be eligible to become a
               Participant for the 401(k) Portion of the Plan based on the
               Employee's original date of employment. All periods of time beginning with the Employees original date of employment
               including the period between the original date of employment and the date of reemployment shall be counted for this purpose.

          (5)  A former Employee who terminates employment prior to becoming eligible for the 401(k) Portion of the Plan who is reemployed after incurring a Break in Service, as defined in Section 2.8 for the elapsed time method, shall be eligible to become a
               Participant for the 401(k) Portion of the Plan based on the
               Employee's date of reemployment. Service prior to the Break in
               Service shall not be counted for purposes of determining
               eligibility for the 401(k) Portion of the Plan.

          (6)  These provisions shall be interpreted in accordance with the Code and ERISA recognizing that a Year of Eligibility Service for purposes of the Profit Sharing/ESOP Portion of the Plan and Years
               of Vesting Service are determined using the hour-counting method, while the elapsed time method applies for the purpose of
               determining eligibility for the 401(k) Portion of the Plan.

3.2  Enrollment.

     Each Employee who is eligible to participate in the Profit Sharing/ESOP
Portion of the Plan in accordance with Section 3.1 shall automatically become a
Participant for purposes of ESOP Contributions and Profit Sharing Contributions
as of the Profit Sharing/ESOP Entry Date which coincides with or immediately follows the date on which the Employee meets the eligibility requirements of
Section 3.1. Each Employee who is eligible to participate in the 401(k) Portion of the Plan in accordance with Section 3.1 shall become a Participant by making an election to have 401(k) Personal Contributions made on the Participant's behalf in accordance with Section 4.2. Such election may be made as of the
401(k) Entry Date which coincides with or immediately follows the date on which the Employee meets the eligibility requirements of Section 3.1. Such election must be made in the time and manner determined by the Plan Administrator.
However, if an Employee does not elect to make 401(k) Personal Contributions, the Employee shall still automatically become a Participant in the Profit
Sharing/ESOP Portion of the Plan. Thereafter, an eligible Employee who has not made an election to make 401(k) Personal Contributions as of the first applicable 401(k) Entry Date shall have the opportunity to make such an election as of any subsequent 401(k) Entry Date.

3.3  Employment Rights.

     Participation in the Plan shall not confer upon a Member any employment rights, nor shall it interfere with an Employer's right to terminate the employment of any Employee at any time.

3.4  Change In Classification Of Employment.

     In the event a Participant or Inactive Participant becomes ineligible to participate because the individual is no longer a member of an eligible class of
Employees, such employee shall continue as a Member as defined in Section 2.41, but shall not be eligible to participate in the Plan, including making 401(k)
Personal Contributions, receiving any Employer Contributions and making any in-service withdrawals pursuant to Section 10.6. Such employee shall cease participation immediately upon becoming a member of an ineligible class of employees. Such Member shall not be eligible to receive a distribution until the
Member has a Separation from Service pursuant to Section 2.54. Such Member shall participate as of the next 401(k) Entry Date and Profit Sharing/ESOP Entry Date upon the Member's return to an eligible class of Employees.

3.5  Service With Controlled Groups.

     All Years of Service with other members of the Cintas Controlled Group shall be credited as of the date such corporation became a member of the Cintas
Controlled Group unless otherwise provided on Schedule A.

3.6  Leased Employees.

     Any leased employee shall be treated as an employee of the recipient
Employer to the extent determined by the Company, however, contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. The preceding sentence shall not apply to any leased employee if leased employees do not constitute more than 20% of the recipient
Employer's work force that are not Highly Compensated Employees, and such employee is covered by a money purchase pension plan providing:

     (a)  a non-integrated employer contribution rate of at least 10% of compensation;

     (b)  immediate participation; and

     (c)  full and immediate vesting.

For purposes of this Section, the term "leased employee" means any person who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient
Employer.

3.7  Designation of Beneficiary.

     (a)  Upon participation in the Plan, a Participant shall designate, in a manner provided for that purpose by the Plan Administrator, a
          Beneficiary and successor Beneficiaries who shall be entitled to receive the death benefit provided under the Plan. Except as provided in Section 3.7(b) hereof, a Member may, from time to time, change the
          Beneficiary without notice to such Beneficiary under such rules and regulations as the Plan Administrator may from time to time provide.
          The Plan Administrator may impose certain requirements with respect to designating a Beneficiary including requiring all Members to update their Beneficiary designations from time to time for Plan
          administrative purposes. If a Member fails to designate a Beneficiary as required by the Plan Administrator, the provisions of Section
          3.7(c) below shall apply.

     (b)  The designation of a Beneficiary (1) shall not be effective for any purpose unless and until it has been received by the Plan
          Administrator in the prescribed manner, and (2) shall not be effective, if the Member is married at the time of the Member's death, with respect to the designation of any person other than the surviving spouse as the primary Beneficiary unless such spouse has consented to the designation of the primary Beneficiary in a writing that acknowledges the effect of such consent and that is witnessed by a notary public.

     (c)  If a Member fails to designate a Beneficiary, or if any such designation is ineffective under Section 3.7(b) hereof, or if no designated Beneficiary survives the Member by the earlier of 30 days or the date the distribution commences, then the balance in such
          Member's Account shall be paid first to the Member's spouse, or if none, to the estate of the Member.

     (d)  For purposes of this Section 3.7, a former spouse may be treated as a spouse to the extent provided under a Qualified Domestic Relations
          Order.

___________________________
End of Article 3

                                   ARTICLE 4

                  AFTER-TAX, 401(k) AND MATCHING CONTRIBUTIONS

4.1  After-Tax Contributions.

     After July 2, 1993, a Participant may not make any further After-Tax
Contributions to the Plan.

4.2  401(k) Personal Contributions.

     (a)  Each Participant may elect, in a manner specified by the Plan
          Administrator, to reduce the Participant's Compensation by whole percentages from 1% to 75% and to have the amount by which the
          Participant's Compensation is reduced contributed on the Participant's behalf by the Participant's Employer as a 401(k) Personal Contribution
          to the Plan. The 401(k) Personal Contributions made on behalf of each
          Participant shall be paid by each Employer to the Trustee as soon as the Employer can reasonably segregate such amounts, but not later than the 15th business day of the month following the month in which such amounts would have otherwise been payable to the Participant. In addition, the Plan Administrator may reduce the percentage specified above for any Highly Compensated Employees to the extent needed so that the limits set forth in this Article 4 will not be exceeded for the Plan Year. The Plan Administrator shall have the ability to reduce the percentage specified by a Participant who is a Highly Compensated
          Employee as of any date and to a percentage other than a whole percentage for the same reason. In addition, if the Plan Administrator has previously limited the 401(k) Personal Contribution of a Highly
          Compensated Employee as provided in this Section 4.2(a), and the Plan
          Administrator determines that such reductions are no longer required, the Plan Administrator may increase the percentage of such Highly
          Compensated Employee in accordance with the Employee's election as of any date and to a percentage other than a whole percentage.

     (b)  A Participant may elect, in a manner specified by the Plan
          Administrator, to increase or decrease the Participant's Compensation reductions (within the limits stated above) upon prior notice to the
          Plan Administrator. Such election shall be effective only with respect to Compensation not yet earned as of the effective date of such election.

     (c)  A Participant may elect, in a manner specified by the Plan
          Administrator, to cease future Compensation reductions at any time.
          Upon ceasing future Compensation reductions, such election shall be effective only with respect to Compensation not yet earned as of the effective date of such cessation of contributions. A Participant who elects to cease future Compensation reductions may elect, in a manner specified by the Plan Administrator, to begin to make Compensation reductions (within the limits stated above) upon prior notice to the
          Plan Administrator. Such election shall be effective only with respect to Compensation not yet earned as of the effective date of such election.

     (d)  Any Participant who makes 401(k) Personal Contributions in excess of the Maximum Deferral Amount for any calendar year shall receive a distribution of such excess deferral (and any income allocated to such excess deferral) as soon as practicable following discovery of such excess amount, but not later than April 15 following the close of the calendar year in which such excess deferrals were made. In the event a
          Participant makes 401(k) Personal Contributions in excess of the
          Maximum Deferral Amount for any calendar year because of participation in another employer's plan, the Participant may request that the Plan
          Administrator distribute such excess deferral amount. The Participant must notify the Plan Administrator of such excess deferral amount in writing by March 1 of the calendar year next succeeding the calendar year in which such excess deferrals are made. The Plan Administrator will distribute the excess deferral amount and any income allocable to such excess deferral amount by April 15 following the close of the calendar year in which such excess deferrals were made. The Plan
          Administrator may adopt other rules concerning the administration of this Section 4.2.

     (e)  All Participants who are eligible to make 401(k) Personal
          Contributions under this Plan and who will attain age 50 or more within the Plan Year or before the close of the calendar year immediately following the end of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Section 414(v) of the Code, as determined by the Plan
          Administrator. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11),
          401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

4.3  Matching Contributions.

     In the discretion of the Board of Directors, Cintas may make a Matching
Contribution to the Matching Contributions Account of each Participant (a) who has Compensation reductions made on the Participant's behalf under Section
4.2(a) for the Plan Year; (b) who is actively employed by an Employer on the last business day of the Plan Year; and (c) who was credited with 1,000 Hours of
Service during the Plan Year in respect of which Matching Contributions are made unless a different number of hours is provided in Schedule A. The amount of the
Matching Contribution, if any, will be determined at the end of each Plan Year and shall be determined in the sole discretion of Cintas. The Matching
Contribution, if any, shall be allocated on a pro rata basis to the Participants eligible to receive the Matching Contribution as described above based on the amount of 401(k) Personal Contributions made by each such Participant.

4.4  Actual Deferral Percentage Test and Actual Contribution Percentage Test.

     (a)  Maximum Annual Allocation. For each Plan Year, the annual allocation derived from 401(k) Personal Contributions and Matching Contributions
          to a Participant's 401(k) Personal Contributions Account and Matching
          Contributions Account, respectively, shall satisfy one of the following tests:

          (1)  The Actual Deferral Percentage and the Actual Contribution
               Percentage for Highly Compensated Employees shall not be more than the Actual Deferral Percentage and the Actual Contribution
               Percentage of Nonhighly Compensated Employees multiplied by 1.25,
               or

          (2)  The excess of the Actual Deferral Percentage and the Actual
               Contribution Percentage for Highly Compensated Employees over the
               Actual Deferral Percentage and Actual Contribution Percentage for
               Nonhighly Compensated Employees shall not be more than two percentage points. Additionally, the Actual Deferral Percentage and Actual Contribution Percentage for Highly Compensated
               Employees shall not exceed the Actual Deferral Percentage and
               Actual Contribution Percentage for Nonhighly Compensated
               Employees multiplied by two. The provisions of Sections 401(k)(3)
               and 401(m)(2) of the Code and Treasury Regulation Sections
               1.401(k)-1(b) and 1.401(m)-1(b) are incorporated herein by reference.

          However, to prevent the multiple use of the alternative method described in Section 4.4(a)(2) above and in Section 401(m)(9)(A) of the Code, any Highly Compensated Employee eligible to make 401(k)
          Personal Contributions or to receive Matching Contributions under this
          Plan or under any other plan maintained by the Employer or an
          Affiliate shall have the Employee's actual contribution ratio reduced pursuant to Treasury Regulation Section 1.401(m)-2, the provisions of which are incorporated herein by reference. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and in this
          Section of the Plan shall not apply for Plan Years beginning after
          December 31, 2001.

     (b)  Actual Deferral Percentage. For purposes of this Section 4.4 and
          Section 4.5, Actual Deferral Percentage means, with respect to all
          Highly Compensated Employees and all Nonhighly Compensated Employees
          who were eligible to contribute 401(k) Personal Contributions for a
          Plan Year or the prior Plan Year as determined by the Plan
          Administrator in accordance with the Code and Treasury Regulations, the average of the ratios, calculated separately for each Participant in such group, of 401(k) Personal Contributions (and Qualified
          Non-Elective Contributions) allocated to each Participant's 401(k)
          Personal Contributions Account for such Plan Year to such
          Participant's Aggregate Compensation for such Plan Year. 401(k)
          Personal Contributions that are in excess of the Maximum Deferral
          Amount for the calendar year ending with or within the Plan Year and
          401(k) Personal Contributions that are distributed in accordance with
          Section 6.4(c) shall not be included when calculating the ratio for
          Nonhighly Compensated Employees. 401(k) Personal Contributions that are distributed in accordance with Section 6.4(c) shall not be included when calculating the ratio for each Highly Compensated
          Employee. However, 401(k) Personal Contributions that are in excess of the Maximum Deferral Amount for the calendar year ending with or within the Plan Year shall be included when calculating the ratio for each Highly Compensated Employee.

          (1)  If the Plan satisfies the requirements of Sections 401(k),
               401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy such requirements only if aggregated with this Plan, then such other plans shall be aggregated with this Plan for purposes of
               computing the Actual Deferral Percentages and for determining whether the nondiscrimination rules of this Section 4.4 are satisfied. For Plan Years beginning after May 31, 1989 (or such later date as may be prescribed by the Secretary of the Treasury or the Secretary's delegate), plans may be aggregated hereunder only if they have the same plan year.

          (2)  For purposes of computing the separate ratio for any Highly
               Compensated Employee, all cash or deferred arrangements under
               Section 401(k) of the Code of the Employer (and other employers taken into account under Section 414 of the Code) in which such
               Highly Compensated Employee is a participant, shall be treated as one cash or deferred arrangement under Section 401(k) of the
               Code. If such arrangements have different plan years, this provision shall be applied by treating all such arrangements ending with or within the same calendar year as a single
               arrangement.

     (c)  Actual Contribution Percentage. For purposes of this Section 4.4 and
          Section 4.6, Actual Contribution Percentage for a Plan Year or the
          prior Plan Year as determined by the Plan Administrator in accordance with the Code and Treasury Regulations means, with respect to all
          Highly Compensated Employees and all Nonhighly Compensated Employees
          who were eligible to contribute 401(k) Personal Contributions, and all who would be eligible to receive an allocation of a Matching
          Contribution pursuant to Section 4.3, whether or not such Employee elected to make 401(k) Personal Contributions pursuant to Section 4.2, the average of the ratios, calculated separately for each Participant in each group, of Matching Contributions and forfeitures allocated to the Participant's Matching Contributions Account for such Plan Year to such Participant's Aggregate Compensation for such Plan Year. Matching
          Contributions that are forfeited due to either the return of 401(k)
          Personal Contributions in excess of the Maximum Deferral Amount or the distribution of 401(k) Personal Contributions in accordance with
          Section 6.4(c) shall not be included when calculating the ratio for each Nonhighly Compensated Employee. Matching Contributions that are forfeited in accordance with Section 6.4(c) shall not be included when calculating the ratio for each Highly Compensated Employee. Matching
          Contributions that are forfeited due to the return of 401(k) Personal
          Contributions in excess of the Maximum Deferral Amount or due to amounts returned pursuant to Section 4.5 shall not be included when calculating the ratio for each Highly Compensated Employee.

          (1)  If the Plan satisfies the requirements of Sections 401(m),
               401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy such
               requirements only if aggregated with this Plan, then such other plans shall be aggregated with this Plan for purposes of
               computing the Actual Contribution Percentages and for determining whether the nondiscrimination rules of this Section 4.4 are satisfied. For Plan Years beginning after May 31, 1989 (or such later date as may be prescribed by the Secretary of Treasury or the Secretary's delegate) plans as may be aggregated hereunder only if the have the same plan year.

          (2)  For purposes of computing the separate ratio for any Highly
               Compensated Employee, all plans described in Section 401(a) of the Code or arrangement described in Section 401(k) of the Code of the Employer (and other employers taken into account under
               Section 414 of the Code) in which such Highly Compensated
               Employee is a participant, shall be treated as one such plan or arrangement.

     (d)  Other Restrictions. For purposes of determining the Actual
          Contribution Percentage and the amount of Excess Aggregate
          Contributions, the Plan Administrator may elect to take into account, with respect to Employees eligible to have Matching Contributions pursuant to Section 4.3, 401(k) Personal Contributions (as defined in
          Treasury Regulation Section 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Section 401(m)(4)(C) of the Code)
          contributed to any plan maintained by the Employer. Such 401(k)
          Personal Contributions and qualified non-elective contributions shall be treated as Matching Contributions subject to Treasury Regulation
          Section 1.401(m)-1(b)(2), the provisions of which are incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the 401(k) Personal Contributions and the qualified non-elective contributions are made. Such qualified non-elective contributions and/or Matching Contributions shall be treated as 401(k) Personal Contributions subject to Treasury
          Regulations Section 1.401(k)-1(b)(5), the provisions of which are incorporated herein by reference.

     (e)  Operation of Tests. Effective June 1, 1997, the current year testing method has been used. The determination and treatment of the Actual
          Deferral Percentage and the Actual Contribution Percentage Tests shall be in accordance with the requirements as may be prescribed by the
          Secretary of Treasury and may be performed in any manner consistent with such requirements.

4.5  Adjustment to Actual Deferral Percentage Test.

     In the event that the initial allocations of the 401(k) Personal
Contributions do not satisfy one the tests set forth in Section 4.4, the Plan
Administrator shall adjust the 401(k) Personal Contributions in excess of the limits described in Section 4.4 ("Excess Contributions") pursuant to this
Section 4.5.

     (a)  Distribution of Excess Contributions. On or before the 15th day of the
          3rd month following the end of each Plan Year, but in no event later than the close of the Plan Year following the Plan Year in which such
          Excess Contributions occurred, the Plan Administrator shall distribute
          Excess Contributions to Highly Compensated Employees in accordance with such rulings and regulations as are issued by the Secretary of the Treasury under Section 401(k) of the Code. Excess Contributions are allocated to Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Actual Deferral
          Percentage Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess
          Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any
          Excess Contributions.

          (1)  With respect to the distribution of Excess Contributions pursuant to (a) above, such distributions:

               (i)  Shall be made from a Participant's 401(k) Personal
                    Contributions.

               (ii) Shall include income allocable to the Excess Contributions up through the last day of the Plan Year in which such
                    Excess Contributions were made.

               (iii) Shall be designated by the Employer as a distribution of
                    Excess Contributions and related income.

          (2)  Any distribution of less than the entire amount of Excess
               Contributions (and income) shall be treated first as a
               distribution of Excess Contributions and second, as income.

          (3)  Excess Contributions shall be adjusted for any income or loss up to and including the last day of the Plan Year for which such
               Excess Contributions were made. The income or loss allocable to
               Excess Contributions is (i) the income or loss allocable to the
               Participant's 401(k) Personal Contributions Account, as the case may be, for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the balance of such 401(k) Personal
               Contributions Account, as the case may be, determined as of the beginning of the Plan Year plus any 401(k) Personal Contributions made during the Plan Year without regard to any income or loss occurring during such Plan Year, or (ii) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under this Article 4 for the Plan Year and is used by the Plan in allocating income or loss to Participants'
               Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be
               disregarded.

          (4)  Notwithstanding anything to the contrary in the foregoing, any
               Employer Matching Contributions related to a Participant's Excess
               Deferrals, Excess Contributions and Excess Annual Additions shall be forfeited by such Participant and such amounts shall be applied in accordance with Section 6.6.

     (b)  Qualified Non-Elective Contribution. Notwithstanding the above, within
          12 months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Nonhighly
          Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.4. Such contribution shall be allocated to the 401(k) Personal Contributions Account of each Nonhighly
          Compensated Employee who is a Participant and who is included in the
          Actual Deferral Percentage Test in the same proportion that the
          Aggregate Compensation of each Nonhighly Compensated Employee who is a
          Participant and who is included in the Actual Deferral Percentage Test for the Plan Year bears to the total Aggregate Compensation of all
          Nonhighly Compensated Employees who are Participants and who are
          included in the Actual Deferral Percentage Test.

4.6  Adjustment to Actual Contribution Percentage Test.

     In the event that the initial allocations of the Matching Contributions made pursuant to Section 4.3 and the reallocation of forfeitures to the
Employees' Matching Contributions Accounts pursuant to Section 6.6 do not satisfy one of the tests set forth in Section 4.4, the Plan Administrator shall adjust the Matching Contributions and reallocated forfeitures in excess of the limits described in Section 4.4 ("Excess Aggregate Contributions") pursuant to this Section.

     (a)  Distribution of Excess Aggregate Contributions. On or before the 15th day of the 3rd month following the end of each Plan Year, but in no event later than the close of the Plan Year following the Plan Year in which such Excess Aggregate Contributions occurred, the Plan
          Administrator shall distribute Excess Aggregate Contributions to
          Highly Compensated Employees in accordance with such rulings and regulations as are issued by the Secretary of the Treasury under
          Section 401(m) of the Code. Excess Aggregate Contributions are
          allocated to Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Actual
          Contribution Percentage Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the
          Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions.

          (1)  With respect to the distribution of Excess Aggregate
               Contributions pursuant to (a) above, such distributions:

               (i)  Shall be made first from Matching Contributions allocated to the Participant's Matching Contributions Account and
                    thereafter from forfeitures reallocated to the Participant's
                    Matching Contributions Account.

               (ii) Shall include income allocable to the Excess Aggregate
                    Contributions up through the last day of the Plan Year in
                    which such Excess Aggregate Contributions were made.

               (iii) Shall be designated by the Employer as a distribution of
                    Excess Aggregate Contributions and related income.

          (2)  Any distribution of less than the entire amount of Excess
               Aggregate Contributions (and income) shall be treated first as a distribution of Excess Aggregate Contributions and second, as income.

          (3)  Excess Aggregate Contributions shall be adjusted for any income or loss up to and including the last day of the Plan Year for which such Excess Aggregate Contributions were made. The income or loss allocable to Excess Aggregate Contributions is (i) the income or loss allocable to the Participant's Matching
               Contributions Account, as the case may be, for the Plan Year multiplied by a fraction, the numerator of which is such
               Participant's Excess Aggregate Contributions distributed for the year and the denominator is the balance of such Matching
               Contributions Account, as the case may be, determined as of the beginning of the Plan Year plus any Matching Contributions reallocated to the Matching Contributions Account for the Plan
               Year without regard to any income or loss occurring during such
               Plan Year, or (ii) such other amount determined under any
               reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under this Article 4 for the Plan Year and is used by the Plan in allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded.

     (b)  Qualified Non-Elective Contributions. Notwithstanding the above, within 12 months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Nonhighly
          Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.4. Such contribution shall be allocated to the 401(k) Personal Contributions Account of each Nonhighly
          Compensated Employee who is a Participant and who is included in the
          Actual Contribution Percentage Test in the same proportion that the
          Aggregate Compensation of each Nonhighly Compensated Employee who is a
          Participant and who is included in the Actual Contribution Percentage
          Test for the Plan Year bears to the total Aggregate Compensation of all Nonhighly Compensated Employees who are Participants and who are
          included in the Actual Contribution Percentage Test.

4.7  Rollover Contributions.

     The Plan will accept a Direct Rollover of an Eligible Rollover Distribution
from a Participant or an Employee who has not yet satisfied the Plan's eligibility requirements but who is otherwise covered by the Plan into the
401(k) Portion of the Plan of all or part of an amount distributed or distributable to the individual from the following:

     (a)  a pension, profit sharing, stock bonus, or other plan or trust which meets the requirements of Sections 401(a) and 501(a) of the Code excluding after-tax employee contributions;

     (b)  an annuity plan described in Section 403(a) of the Code excluding after-tax employee contributions;

     (c)  an annuity contract described in Section 403(b) of the Code excluding after-tax employee contributions; or

     (d)  an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

          The Plan will accept a Participant contribution of an Eligible
Rollover Distribution from the following:

     (1)  a qualified plan described in Sections 401(a) or 403(a) of the Code;

     (2)  an annuity contract described in Section 403(b) of the Code; or

     (3)  an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

          The Plan will accept a rollover of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or
408(b) of the Code that is eligible to be rolled over and that was funded by a previous employer pursuant to Section 408(k) of the Code as a simplified employee pension; provided, however, the Plan will not accept any other rollover of any portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code.

          No amounts constituting accumulated deductible employee contributions, as defined in Section 72(o)(5) of the Code may be contributed. Such amounts must qualify as a rollover under Sections 402(c)(5), 403(a)(4), 403(a)(5) or
408(d)(3) of the Code. Any amount received as a Rollover Contribution that is determined in the sole discretion of the Plan Administrator not to qualify as a rollover shall be returned (adjusted for any gain or loss) as soon as practicable.

4.8  Transfer Contributions.

     An Employer may arrange for the direct transfer of the benefit of a
Participant or an Employee from another plan qualified under Section 401(a) of the Code that is acquired by an Employer in a corporate transaction and subsequently merged, transferred or spun-off into the 401(k) Portion of this
Plan. A Transfer Contribution shall be subject to the terms and conditions specified in any applicable Appendix to this Plan, hereby incorporated and made a part of this Plan.

___________________________
         End of Article 4

                                   ARTICLE 5

                      PROFIT SHARING AND ESOP CONTRIBUTIONS

5.1  Designation of Contributions.

     For each Plan Year, an Employer may make contributions to the Profit
Sharing/ESOP Portion of the Plan and allocate such contributions between the
Profit Sharing Contributions Account and ESOP Contributions Account of a
Participant in accordance with the following provisions.

5.2  Profit Sharing Contributions.

     An Employer may contribute to the Profit Sharing/ESOP Portion of the Plan such amounts as the Board of Directors, in its discretion, may determine to be allocated to the Profit Sharing Contributions Account in accordance with Section
6.2.

5.3  ESOP Contributions.

     An Employer may contribute to the Profit Sharing/ESOP Portion of the Plan such amounts as the Board of Directors, in its discretion, may determine to be allocated to the ESOP Contributions Accounts in accordance with Section 6.2.
This Plan is an employee stock ownership plan as defined in Section 4975(e)(7)
of the Code, and the ESOP Contributions Account is designed to invest primarily in Cintas Common Stock.

5.4  Limitation.

     The aggregate discretionary Profit Sharing Contributions and ESOP
Contributions when added to the amount of the Matching Contributions and 401(k)
Personal Contributions, if any, for each Plan Year shall not exceed the maximum deductible contribution for such Plan Year under Section 404(a) of the Code.

5.5  Time of Contribution.

     Each Employer may make its contributions under the Plan for any Plan Year at such time or times as it shall in its sole discretion determine; provided, however, that the total amount of its contributions for any Plan Year shall be made not later than the time prescribed by law for filing its federal income tax return for its taxable year ending with or within such Plan Year, including any extensions thereof.

5.6  Form of Contribution.

     Contributions made by an Employer for any Plan Year shall be made in cash or in Employer Securities; provided, however, that amounts contributed for the purpose of repaying an ESOP Loan shall be made in cash. Contributions made by an
Employer shall be deemed made as of the last day of the applicable Plan Year.

5.7  Return Of Contributions.

     Contributions made by an Employer to the Plan shall be irrevocable except that the Employer may withdraw any contribution made by an Employer in error due to a mistake of fact, conditioned upon initial qualification of the Plan, or conditioned upon deductibility of the contribution under Sections 401 and 404 of the Code. Any such amounts subject to withdrawal shall be returned to an
Employer within one year after a contribution was made in error.

___________________________
         End of Article 5

                                   ARTICLE 6

                    ALLOCATION OF CONTRIBUTIONS; FORFEITURES

6.1  Participants Entitled to Contributions.

     The aggregate amount of the contributions made by an Employer pursuant to
Sections 5.2 and 5.3 in respect of the Plan Year to which such contributions relate (or, in the case of ESOP Contributions used to repay an ESOP Loan, shares of Stock released from the suspense account, as described in Section 7.2, by reason of such ESOP Contributions) shall be allocated among the Participants who meet the following requirements:

     (a)  The Participants were each eligible for the Profit Sharing/ESOP
          Portion of the Plan;

     (b)  The Participants were each Employees of an Employer on the last business day of such Plan Year; and

     (c)  The Participants each were credited with 1,000 Hours of Service during the Plan Year in respect of which contributions are made unless a different number of hours is provided in Schedule A.

6.2  Allocation of Contributions.

     (a)  A Participant's allocable share of Profit Sharing Contributions made in respect of a Plan Year shall be determined as follows:

          Employer's Profit
          Sharing Contribution         x         Each Participant's Total Points
                                                 -------------------------------
                                                 Total Points Of All Participants

     (b)  A Participant's allocable share of ESOP Contributions made in respect of a Plan Year (or, if applicable, the Participant's allocable share of the number of shares of Stock released from the suspense account described in Section 7.2) shall be determined as follows:

              Employer's ESOP Contribution      Each Participant's Total Points
              (or shares of Stock released  x   --------------------------------
              from suspense account)            Total Points Of All Participants

     (c)  A Participant's total points for both Profit Sharing Contributions and
          ESOP Contributions shall be computed as follows:

          (1)  For Plan Years beginning prior to June 1, 1997, each Participant shall have the number of points credited to the Participant previously in accordance with the terms of the Plan then in effect;

          (2)  For Plan Years beginning after May 31, 1997, five points shall be credited to each Participant for each Plan Year during which the
               Employee is credited with at least 1,000 Hours of Service, except as otherwise provided on Schedule A attached hereto and
               incorporated herein by reference;

          (3)  For Plan Years beginning after May 31, 1997, one point shall be credited to each Participant for each full $100 of Participating
               Compensation, rounded to the nearest $100 increment, received by such Participant during the Plan Year; and

          (4)  In addition, each Participant shall have the number of additional points credited to the Participant as provided in Schedule A.

6.3  Allocation of Forfeitures.

     Forfeitures of any amounts from a Participant's Employer Contributions
Account may be used at the discretion of the Employer first to restore forfeitures of Members who are reemployed, and next, to offset the cost of the administration of the Plan. Thereafter, any remaining forfeitures from an
Employee's Profit Sharing Contributions Account and forfeitures from an
Employee's ESOP Contributions Account shall be allocated to each Participant who is eligible to receive an allocation under Section 6.1 hereof in the proportion that the Participant's Participating Compensation for the Plan Year bears to the total Participating Compensation of all eligible Participants for the Plan Year.
Any remaining forfeitures from an Employee's Matching Contributions Account shall be allocated to each Participant who would be eligible to receive Matching
Contributions, if any, during the Plan Year in the proportion that the
Participant's 401(k) Personal Contributions for the Plan Year bear to the total
401(k) Personal Contributions of all such Participants for the Plan Year. Any remaining forfeitures from an Employee's Transfer Contribution Account shall be used as specified in the applicable Appendix to this Plan, hereby incorporated and made a part of this Plan. If the applicable Appendix does not specify the disposition of forfeitures, any remaining forfeitures shall be allocated in the same manner as forfeitures from an Employee's Profit Sharing Contributions
Account and ESOP Contributions Account.

6.4  Code Section 415 Limitation.

     (a)  Notwithstanding anything to the contrary contained in Sections 6.1 through 6.3, except to the extent permitted under Section 4.2(e) of the Plan and Section 414(v) of the Code, if applicable, the "Annual
          Additions" (as hereinafter defined) allocated to the Account of any
          Participant under the Plan and any other "Defined Contribution Plan"
          (as hereinafter defined) maintained by an Employer or an Affiliate in respect of any Plan Year shall not exceed in the aggregate the lesser of the following:

          (1)  $40,000, as adjusted for increases in the cost-of-living under
               Section 415(d) of the Code, or

          (2)  100 percent of such Participant's total Aggregate Compensation for the Limitation Year.

          The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after Separation from Service
          (within the meaning of Section 401(h) or Section 419A(f)(2) of the
          Code) which is otherwise treated as an Annual Addition.

          If, as a result of a reasonable error in estimating a Participant's
          Aggregate Compensation or other facts and circumstances to which
          Treasury Regulation Section 1.415-6(b)(6) shall be applicable, the
          Annual Additions allocated to a Participant's Account under the Plan and all other Defined Contribution Plans maintained by an Employer or in the aggregate the limitations set forth in the preceding Paragraph, would cause the maximum Annual Additions to be exceeded for any
          Participant, the Employer shall first reduce the Annual Additions to such other Defined Contribution Plans to the extent necessary so that the aggregate Annual Additions to the Plan and to such other Defined
          Contribution Plans do not exceed such limitations for that Plan Year.

     (b)  Notwithstanding the provisions of Section 6.4(a) hereof, the otherwise permissible Annual Additions allocable to a Participant's Account under this Plan shall be further reduced in the case of any individual who is also a Participant in a Defined Benefit Plan maintained by an
          Employer or an Affiliate, to the extent necessary (as determined by the Plan Administrator), so that the overall limitations on benefits and contributions contained in Section 415(e) of the Code will not be exceeded. For this purpose, the Plan Administrator shall compute the
          "Defined Contribution Plan Fraction" (as hereinafter defined) and adjust the "Defined Benefit Plan Fraction" (as hereinafter defined) so that the sum of these fractions shall not exceed 1.0. Effective as of
          June 1, 2000, the limitations described in Code Section 415(e) and in this Section shall no longer be applicable.

     (c)  Any amount that may not be added to a Participant's Account by reason of the limitations contained in this Section shall be handled as follows:

          (1)  401(k) Personal Contributions to the extent Matching
               Contributions were not made with respect thereto, together with any income allocable thereto, shall be returned to the
               Participant to the extent that the return would reduce the excess amount (and in such a case, the contributions shall be
               disregarded under the Plan's provisions relative to the Maximum
               Deferral Amount and Sections 401(k)(3) and 401(m)(2) of the
               Code).

          (2)  401(k) Personal Contributions together with any income allocable thereto shall be returned to the Participant, and any Matching
               Contributions made with respect to such returned 401(k) Personal
               Contributions shall be forfeited to the extent that the return and the forfeiture would reduce the excess amount (and in such a case, the contributions shall be disregarded under the Plan's provisions relative to the Maximum Deferral Amount and Sections
               401(k)(3) and 401(m)(2) of the Code).

          (3)  Any excess remaining after the application of Section 6.4(c)(1)
               and (2) above shall be deducted first from the Participant's ESOP
               Contributions Account, and then from the Participant's Profit
               Sharing Contributions Account and shall be reallocated to the
               ESOP Contributions Accounts and Profit Sharing Contributions
               Accounts, respectively, of other Participants pursuant to the provisions of this Article 6.

          (4)  Any amount that cannot be reallocated to other Participants'
               Accounts by reason of these limitations shall be credited to a suspense account and reallocated as of the end of the following
               Plan Year among the then Participants in accordance with Sections
               6.1 and 6.2 as if it was a contribution for that Plan Year, and no contributions shall be made in such Plan Year prior to such reallocation.

     (d)  For purposes of this Section 6.4, the following definitions shall apply:

          (1)  "Annual Addition" shall mean, in the case of this Plan and any other Defined Contribution Plan maintained by an Employer or an
               Affiliate, the sum of (A) except as provided in the following sentence, the amount of Employer contributions and forfeitures allocated (directly or indirectly) to a Participant's Account during the Plan Year; (B) the amount of a Participant's voluntary contributions for such Plan Year; (C) the amount of contributions allocated after March 31, 1984 to an individual medical benefit account (as defined in Section 415(1)(2) of the Code) included as part of the pension or annuity plan maintained by an Employer or an Affiliate; and (D) the amount of contributions paid or accrued after December 31, 1985 for taxable years ending December 31,
               1985 attributable to post-retirement medical benefits allocated to the separate account of the key employee that has been
               established under Section 419(A)(d)(3) of the Code for a welfare benefit fund as defined in Section 419(e) of the Code maintained by an Employer or an Affiliate.

          (2)  "Defined Benefit Plan" shall mean any "Retirement Plan" (as hereinafter defined) that does not meet the definition of a
               Defined Contribution Plan.

          (3)  "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the aggregate of the projected annual benefits (determined as of the last day of the Plan Year) of the
               Participant under all Defined Benefit Plans maintained by an
               Employer or an Affiliate, and the denominator of which is the lesser of (A) the dollar limitation in effect under Section
               415(b)(1)(A) of the Code for such year multiplied by 1.25; or (B)
               the amount that may be taken into account under Section
               415(b)(1)(B) of the Code with respect to the Participant under all such Defined Benefit Plans for such year multiplied by 1.4.

          (4)  "Defined Contribution Plan" shall mean a Retirement Plan that provides for an individual account for each Participant and for benefits based solely on the amount contributed to the
               Participant's account (and any income, expenses, gains and losses attributable thereto) and any forfeitures of accounts of other
               Participants that may be allocated to such Participant's account.
               For this purpose, employee contributions made pursuant to a
               Defined Benefit Plan maintained by an Employer or an Affiliate shall be treated as a separate Defined Contribution Plan.

          (5)  "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the aggregate of the Annual Additions to the Participant's Account under this Plan and any other Defined
               Contribution Plan maintained by an Employer or an Affiliate for such Plan Year and all prior Plan Years, and the denominator of which is the lesser of the following amounts determined for such
               Plan Year and each prior Year of Vesting Service with an Employer or an Affiliate: (A) the dollar limitation in effect under
               Section 415(c)(1)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code) multiplied by
               1.25; or (B) the amount that may be taken into account under
               Section 415(c)(1)(B) of the Code with respect to the Participants under all such Defined Contribution Plans for such year
               multiplied by 1.4.

          (6)  "Retirement Plan" shall mean (A) any profit sharing, pension or stock bonus plan described in Sections 401(a) and 501(a) of the
               Code; (B) any annuity plan or annuity contract described in
               Sections 403(a) or 403(b) of the Code; (C) any individual
               retirement account or annuity described in Sections 408(a) or
               408(b) of the Code; or (D) a simplified employee pension
               described in Section 408(k) of the Code.

     (e)  The limitations imposed by this Section 6.4 shall be administered in accordance with such rulings and regulations as are issued by the
          Secretary of the Treasury under Section 415 of the Code.

6.5  Allocation Not Considered Vesting.

     Neither the aforesaid allocations nor the crediting of any Participant's
Employer Contributions Account shall vest in any Participant any right, title or interest in or to any assets of the Trust Fund except at the time or times and upon the terms and conditions expressly set forth herein.

6.6  Applying Forfeitures.

     Except as otherwise provided in Section 10.2(b), the nonvested balance in a
Participant's Employer Contributions Accounts under the Plan shall be held in the Member's Accounts until the Member receives a distribution of the vested portion in the Member's Employer Contributions Accounts or, in the case of a
Participant who is not vested in the Employer Contributions Account, the
Participant has a Separation from Service, at which time the non-vested portion of the Employer Contributions Account shall be treated as a distribution of zero dollars (a "Deemed Distribution"). At the time of such actual or Deemed
Distribution, the non-vested portion of the Employer Contributions Account shall be forfeited. With respect to a Participant's ESOP Contributions Account, forfeitures shall reduce a Participant's Accounts in the following order: first, the Participant's Nonstock Account; second, the Participant's Stock Account.

___________________________
         End of Article 6

                                   ARTICLE 7

                        ACCOUNTS; VALUATION OF TRUST FUND

7.1  Participant Accounts.

     Accounts shall be established to reflect each Member's interest under the
Plan. Such Accounts shall include the following:

     (a)  After-Tax Contributions Account;

     (b)  ESOP Contributions Account;

     (c)  ESOP Investment Account;

     (d)  401(k) Contributions Account;

     (e)  Matching Contributions Account;

     (f)  Profit Sharing Contributions Account;

     (g)  Rollover Contributions Account; and

     (h)  Transfer Contributions Account.

     The Plan Administrator shall establish such other Accounts as are necessary for the proper administration of the Plan.

7.2  ESOP Loans and Suspense Accounts.

     (a)  Any Stock that is acquired with the proceeds of an ESOP Loan shall be carried in a suspense account and shall not be allocated to the Stock
          Accounts of Participants until its release from such suspense account.

     (b)  If an ESOP Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years and satisfies such other requirements as may be set forth in the Code and Regulations thereunder, the following number of shares of Stock acquired with the proceeds of an ESOP Loan shall be released by the Trustee at the direction of the Plan Administrator from the suspense account for each
          Plan Year during the duration of the relevant ESOP Loan: the number of shares so acquired and held in the suspense account immediately before release, multiplied by a fraction, the numerator of which is the total payment including principal and interest, and the denominator of which is the total anticipated principal and interest over the life of the loan. In all other cases, the number of shares to be released shall be determined in such other manner as is permitted by applicable law.

          In the case of a variable rate loan, the determination of whether an
          ESOP Loan provides for annual payments of principal and interest at the cumulative rate referred to in Section 7.2(b) shall be made as of the date such ESOP Loan is made (and no subsequent determination shall be required), assuming for purposes of such determination that the term of the ESOP Loan was for 10 years at a fixed interest rate equal to the rate mutually agreed upon for this purpose by the borrower and independent third-party commercial lenders (whether or not such fixed interest rate is actually in effect). As set forth in Section 2.29, all ESOP Loans entered into simultaneously shall be treated as one
          ESOP Loan for purposes of the preceding sentence.

     (c)  Earnings paid during a Plan Year on Stock held in the suspense account shall, at the direction of the Plan Administrator, be used to pay any installments of principal and interest due during such Plan Year on an
          ESOP Loan and, to the extent not so used, shall be allocated among
          Participants in accordance with Section 7.3 or used as provided under
          Section 10.2(b).

     (d)  Notwithstanding anything contained herein to the contrary, the Plan
          Administrator shall have the sole and absolute discretion to determine the identity of the shares to be released pursuant to this Section 7.2 without being required to release the shares that were purchased earliest in time first.

7.3  Allocation of Earnings on Stock Account.

     Earnings on Stock allocated to a Member's Stock Account and any Earnings allocated to a Member's Accounts in accordance with Section 7.2(c)shall, at the discretion of the Plan Administrator, be (a) allocated to the Member's applicable Nonstock Account as investment earnings; (b) used for the purchase of
Stock, which Stock shall be credited to the Member's applicable Stock Account;
(c) paid to the Member at the same time and in the same manner as such dividends are paid to other shareholders of Stock; or (d) paid to the Trust and distributed therefrom to the Member within 90 days after the last day of the
Plan Year in which so paid. To the extent permitted by Section 404(k) of the
Code, Earnings on Stock shall be deductible by the Employer.

7.4  Allocation of Earnings on Nonstock Account.

     Earnings on assets other than Stock contained in the Trust Fund shall be allocated to each Member's applicable Nonstock Account. Once a Member's Nonstock
Account has been distributed to the Member pursuant to the provisions of Article
10 based on a cash basis, a Member shall not be entitled to any further allocation of earnings.

7.5  Valuation of Stock.

     The Plan Administrator shall, on and after the Effective Date, value each
Member's Account as of the Valuation Date as herein provided to reflect each
Member's interest in the Trust Fund. For purposes of the Plan, the value of
Stock held by the Trust shall be its Fair Market Value.

7.6  Adjustments to Profit Sharing Contributions Account.

     As of each allocation, the Employer shall add to each Participant's Profit
Sharing Contributions Account the following:

     (a)  the Participant's share of the Employer Profit Sharing Contribution as determined in Section 6.2;

     (b)  the Participant's share of reallocated Profit Sharing Contributions
          Account forfeitures as determined in Section 6.3; and

     (c)  the Participant's proportionate share of any investment earnings and increase in the fair market value of the Trust Fund since the last
          Valuation Date of the Participant's Profit Sharing Contributions
          Account.

The Employer shall deduct from each Participant's Profit Sharing Contributions
Account the following:

     (d)  any withdrawals or payments made from the Participant's Account;

     (e)  any amounts forfeited from the Participant's Account pursuant to
          Sections 6.4 or 10.2(b); and

     (f)  the Participant's proportionate share of any decrease in the fair market value of the Trust Fund during the period since the last
          Valuation Date of the Participant's Profit Sharing Contributions
          Account.

A Participant's share of investment earnings and any increase or decrease in the fair market value of the Fund shall be based on the proportionate value of all active Profit Sharing Contributions Account (other than Accounts with segregated investments) as of the last Valuation Date less withdrawals, distributions and forfeitures since the last Valuation Date plus forfeitures reallocated since the last Valuation Date, except for amounts invested by Participants among alternative investment funds established as part of the 401(k) Portion of the
Plan.

7.7  Adjustments to 401(k) Personal Contributions, Matching Contributions,
     Rollover Contributions,  After-Tax Contributions, Transfer Contributions
     and ESOP Investment Accounts.

     The 401(k) Personal Contributions Account, Matching Contributions Account,
Rollover Contributions Account, After-Tax Contributions Account, Transfer
Contributions Account and ESOP Investment Account shall share in the income, gains, losses or expenses connected with an asset in which it is invested according to the proportion which the Account's investment in the asset bears to the total amount of the Trust Fund invested in the asset as of each Valuation
Date. Each such Account shall also have the contribution made pursuant to
Article 4 credited to the appropriate Account.

7.8  Participant Investment of Accounts.

     (a)  Each Member shall elect the manner in which the Member's 401(k)
          Personal Contributions, Rollover Contributions, Transfer Contributions
          and ESOP Investment Accounts allocated to the 401(k) Portion of the
          Plan and any future contributions thereto, shall be invested in any one or more of the investment funds chosen by the Plan Administrator.
          As of December 5, 1997, all After-Tax Contributions, Rollover
          Contributions and Transfer Contributions Accounts previously invested in the Profit Sharing/ESOP Portion of the Plan shall be transferred to the 401(k) Portion of the Plan. As of December 9, 1997, each Member shall elect the manner in which all of the Member's After-Tax
          Contributions, Rollover Contributions and Transfer Contributions
          Accounts, and any future contributions thereto, shall be invested in any one or more of the investment funds chosen by the Plan
          Administrator. As of April 1, 2001, each Member shall elect the manner in which all of the Member's Profit Sharing Contributions, and future contributions thereto, shall be invested in any one or more of the investment funds chosen by the Plan Administrator.

     (b)  Each Participant shall make the election in the manner determined by the Plan Administrator upon becoming a Participant. The elections may be changed by a Participant or Member as of any day upon prior notice.

     (c)  Each Member may elect with prior notice to have the assets eligible for direction transferred to any one or more other investment funds.
          Such transfer shall be effective as soon as practicable after notice of the transfer is given. Notwithstanding the foregoing, the Plan
          Administrator may impose restrictions on transfers to and from an
          Employer Securities fund.

     (d)  The Plan Administrator shall direct the Trustee to transfer moneys or other property from the appropriate investment fund to another investment fund as may be necessary to carry out the aggregate transfer transactions after the Plan Administrator has caused the necessary entries to be made in the Members' Accounts in the investment funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefore established by the Plan
          Administrator.

7.9  Voting Rights of Shares Allocated to the 401(k) Portion of the Plan.

     If Cintas has a registration-type class of securities (as defined in
Section 409(e)(4) of the Code), which is available as an investment fund chosen by the Plan Administrator pursuant to Section 7.8, each Member (or, in the event of the Member's death, the Member's Beneficiary) shall have the right to direct the Trustee as to the manner in which voting rights appurtenant to Stock allocated to the Member's Accounts in the 401(k) Portion of the Plan pursuant to
Section 7.8 are to be exercised. Upon timely receipt of directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Stock allocated to such Member's Account. The directions received by the Trustee from Members shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of Cintas or any Affiliate. The Trustee shall vote shares of allocated
Stock for which it has not received timely directions on a particular matter and shall vote unallocated shares of Stock at the direction of the Committee, which, in so directing, shall act solely in accordance with the principles set forth in
Section 14.5.

___________________________
         End of Article 7

                                   ARTICLE 8

                             STOCK RIGHTS OF MEMBERS

8.1  Voting Rights.

     If Cintas has a registration-type class of securities (as defined in
Section 409(e)(4) of the Code), each Member (or, in the event of the Member's death, the Member's Beneficiary) shall have the right to direct the Trustee as to the manner in which voting rights appurtenant to Stock allocated to the
Member's Stock Accounts are to be exercised. Upon timely receipt of directions, the Trustee shall on each such matter vote as directed the number of shares
(including fractional shares) of Stock allocated to such Member's Stock Account.
The directions received by the Trustee from Members shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of Cintas or any Affiliate. The Trustee shall vote shares of allocated Stock for which it has not received timely directions on a particular matter and shall vote unallocated shares of Stock at the direction of the Committee, which, in so directing, shall act solely in accordance with the principles set forth in Section 14.5.

8.2  Diversification.

     (a)  A Qualified Participant (as defined below) may elect at any time to direct the Trustee as to the investment of up to 100% of the portion of the Qualified Participant's ESOP Contributions Account. The
          Participant's direction shall be provided to the Plan Administrator.
          The funds shall be moved by the Trustee as soon as practicable after the investment designation information is received. The value of the
          ESOP Contributions Account invested at the direction of the
          Participant shall be the value as of the most recent Valuation Date.

     (b)  The term "Qualified Participant" means any Participant who is fully vested and who has attained age 55.

     (c)  The Plan shall meet the requirements of this Section 8.2 by allowing each Participant making the election described in Section 8.2(a) above to transfer the applicable portion of the Participant's ESOP
          Contributions Account to the 401(k) Portion of the Plan into an ESOP
          Investment Account. A Participant may not revoke the election to transfer the Participant's ESOP Contributions Account to an ESOP
          Investment Account and elect to have the assets returned for investment with the other ESOP Contributions Accounts. A Participant may only change the investment of the Participant's ESOP Investment
          Account in accordance with Section 7.8.

___________________________
         End of Article 8

                                   ARTICLE 9

                               VESTING IN ACCOUNTS

9.1  After-Tax Contributions, 401(k) Personal Contributions, Rollover
     Contributions and ESOP Investment Accounts.

     A Member shall at all times be fully vested and have a nonforfeitable interest in the Member's After-Tax Contributions Account, 401(k) Personal
Contributions Account, Rollover Contributions Account, and ESOP Investment
Account.

9.2  ESOP, Profit Sharing and Matching Contributions Accounts.

     (a)  A Member shall be fully vested and have a nonforfeitable interest in the Member's ESOP Contributions Account, Profit Sharing Contributions
          Account and Matching Contributions Account upon the Member's death,
          Disability, or Retirement.

     (b)  A Member who has not met the requirements of Section 9.2(a) above at the time of the Member's Separation from Service shall be vested in the balance of the Member's ESOP Contributions Account, Profit Sharing
          Contributions Account and Matching Contributions Account credited for the Plan Years beginning prior to June 1, 2002 in accordance with the following schedule:

               Years of
            Vesting Service        Percentage Vested        Percentage Forfeited
          ------------------       -----------------        --------------------
          Less than 5 years                0%                        100%
          5 years or more                100%                          0%

     (c)  A Member who has not met the requirements of Section 9.2(a) above at the time of the Member's Separation from Service shall be vested in the balance of the Member's Matching Contribution Account credited for the Plan Years beginning on and after June 1, 2002 in accordance with the following schedule:

                   Years of                      Percentage          Percentage
                Vesting Service                    Vested             Forfeited
          -----------------------------          ----------          ----------
          Less than 2 years                            0%                100%
          2 years but less than 3 years               20%                 80%
          3 years but less than 4 years               40%                 60%
          4 years but less than 5 years               60%                 40%
          5 years or more                            100%                  0%

9.3  Transfer Contributions Accounts.

     A Member shall be vested in the balance in the Member's Transfer
Contributions Account according to the schedule specified in the applicable
Appendix attached to and made a part of this Plan.

9.4  Breaks in Service.

     (a)  If a former Participant who was not fully vested in the Participant's
          ESOP Contributions Account, Profit Sharing Contributions Account,
          and/or Matching Contributions Account at termination of employment is reemployed after incurring five consecutive one-year Breaks in
          Service, the former Participant shall have no right to any forfeited
          Account balance. Any undistributed vested portion of the former
          Participant's ESOP Contributions Account shall be held in a separate vested ESOP Contributions Account and future ESOP Contributions on the former Participant's behalf shall be credited to a new ESOP
          Contributions Account until such Participant becomes fully vested in such Account when such Participant's old and new ESOP Contributions
          Account shall be merged. Any undistributed vested portion of the former Participant's Profit Contributions Account shall be held in a separate vested Profit Sharing Contributions Account, and future
          Profit Sharing Contributions on the Participant's behalf shall be credited to a new Profit Sharing Contributions Account until such
          Participant becomes fully vested in such Account when upon such
          Participant's old and new Profit Sharing Contributions Accounts shall be merged. Any undistributed vested portion of the former
          Participant's Matching Contributions Account shall be held in a separate vested Matching Contributions Account, and future Matching
          Contributions on the Participant's behalf shall be credited to a new
          Matching Contributions Account until such Participant becomes fully vested in such Account when such Participant's old and new Matching
          Contributions Accounts shall be merged.

     (b)  The following provisions shall apply with respect to a former
          Participant who was not fully vested in the former Participant's ESOP
          Contributions, Profit Sharing Contributions and/or Matching
          Contributions Accounts at termination of employment, and who is reemployed before the former Participant incurs five consecutive one-year Breaks in Service:

          (1)  If no amounts have been forfeited from the former Participant's
               ESOP Contributions Account, Profit Sharing Contributions Account
               and/or Matching Contributions Account, the amounts remaining in the former Participant's ESOP Contributions Account, Profit
               Sharing Contributions Account and/or Matching Contributions
               Account shall be restored to the Participant's credit.

          (2)  If the nonvested portion of the Participant's ESOP Contributions
               Account, Profit Sharing Contributions Account and/or Matching
               Contributions Account has been forfeited, and the Participant has previously received the vested portions of the Participant's ESOP
               Contributions Account, Profit Sharing Contributions Account,
               and/or Matching Contributions Account, the Participant shall have the right to repay to the Plan the full amount of such prior distribution. Such repayment must be made on or before the earlier of five years after the first date on which the
               Participant is subsequently reemployed by the Employer, or the close of the first period of five consecutive one-year Breaks in
               Service following the date of distribution. Upon such repayment, the amount of any such repayment plus the value of the forfeited portion of such Accounts as of the date of forfeiture shall be credited to such Accounts.

          (3)  If the Participant is deemed to have received a distribution from the Participant's ESOP Contributions Account, Profit Sharing
               Contributions Account and/or Employer Matching Contributions
               Account, and the Participant's entire ESOP Contributions Account,
               Profit Sharing Contributions Account and/or Matching
               Contributions Account has been forfeited, upon the reemployment of such Participant, the value of the Participant's ESOP
               Contributions Account, Profit Sharing Contributions Account
               and/or Matching Contributions Account as of the date of the forfeiture shall be restored to the Participant's credit within a reasonable time after the Participant's reemployment.

          (4)  Any ESOP Contributions to which a Participant becomes entitled after reemployment shall be credited to the Participant's ESOP
               Contributions Account. Any Profit Sharing Contributions to which such Participant becomes entitled after reemployment shall be credited to the Participant's Profit Sharing Contributions
               Account. Any Matching Contributions to which such Participant becomes entitled after reemployment shall be credited to the
               Participant's Matching Contributions Account. The portion of such
               Accounts to which the Participant's shall be entitled upon subsequent termination of employment will be based upon the
               Participant's aggregate Years of Vesting Service before and after the break.

          (5)  If the rehired Participant is entitled to have the Participant's
               Years of Vesting Service from a previous period of employment reinstated, the Participant's points determined pursuant to
               Section 6.1 shall also be reinstated. If a rehired Participant is not entitled to have the Participant's Years of Vesting Service from a previous period of employment reinstated, the
               Participant's points determined pursuant to Section 6.1 shall not be reinstated.

9.5  Service with Controlled Groups.

     All Service with the Cintas Controlled Group shall be credited as provided in Section 2.63 for purposes of determining a Participant's vested percentage.

___________________________
         End of Article 9

                                   ARTICLE 10

                               PAYMENT OF BENEFITS

10.1  Payment as a Result of Retirement, Death or Disability.

     Upon the Retirement, death or Disability of a Member, the entire balance of the Member's Accounts shall commence to be distributed to the Member (or, in the event of the Member's death, to the Member's Beneficiary), as soon as practicable upon the request of the Member or the Member's Beneficiary after such Retirement, death or Disability based on the most recent Valuation Date.
Provided, however, a distribution to an alternate payee of a Qualified Domestic
Relations Order shall be made in accordance with the terms of such Order and in accordance with Section 11.1(b).

10.2  Payment as a Result of Other Separation of Service.

     (a)  Upon a Separation from Service of a Member other than by reason of
          Retirement, death or Disability, the vested portion of the
          Participant's Account shall be distributed at the election of the
          Member as follows:

          (1)  A Member's 401(k) Personal Contributions Account, After-Tax
               Contributions Account and Rollover Contributions Account shall be distributed as soon as administratively practicable after the
               Separation from Service upon the Member's request. A Member's vested Transfer Contributions Account shall be distributed as specified in the applicable Appendix attached to and made a part of this Plan.

          (2)  If a Member has reached the age of 55 years or has accumulated 15
               Years of Vesting Service, a distribution of the Member's Employer
               Contributions Accounts may commence as soon as administratively practicable after the Participant incurs the Separation from
               Service upon the Member's request.

          (3)  If a Member has not reached the age of 55 years or has not accumulated 15 Years of Vesting Service at the time the Member incurs a Separation from Service, and if the vested value of the
               Member's Employer Contributions Accounts exceeds $5,000,
               distribution may commence upon the request of the Member as soon as administratively practicable after the earlier of the
               following occurs: (i) the Member has been Separated from Service for 12 consecutive months following the Separation from Service, or (ii) the Member attains the age of 55 years. If the Member is re-employed prior to the time the 12-month period is completed, the Member shall not receive a distribution. If the Member is re-employed prior to the time the 12-month period is completed and the Member incurs another Separation from Service, the
               12-month period will be determined as of the latest Separation from Service.

          (4)  If the vested value of the Member's Employer Contributions
               Accounts does not exceed $5,000, regardless of the Member's age or Years of Vesting Service, the distribution shall be made as soon as administratively practicable after the Separation from
               Service occurs upon the request of the Participant.

          (5)  The vested value of the Member's Employer Contributions Account for purposes of determining whether the 12-month period must be satisfied prior to distribution of the Member's Employer
               Contributions Account shall be determined as of the Valuation
               Date immediately preceding the Member's Separation from Service.

          (6)  Notwithstanding the above, if a Member has violated any employment agreements with Cintas or an Affiliate, no
               distribution of a Member's Employer Contributions Accounts will occur prior to the Member attaining the age of 55 years.

          (7)  Prior to March 30, 2004, the 12-month period described in this
               Section 10.2 was 24 months. Any Member who had been Separated from Service for 12 months or more as of March 30, 2004 shall be eligible to receive a distribution based on this 12-month period and subject to the reemployment rules described above.

     (b)  If a Member described in Section 10.2(a) above is entitled to receive a distribution of the vested portion of the Member's Accounts pursuant to Section 10.2(a)(1) and such Member is not fully (100%) vested in the Member's Employer Contributions Accounts, the following rules shall apply:

          The nonvested portion of the Member's Employer Contributions Accounts shall be held in the Member's Employer Contributions Accounts until the last day of the Plan Year in which the Member receives a distribution of the vested portion in the Member's other Accounts (or, in the case of a Member who is not vested in any of the Employer
          Contributions Accounts, the last day of the Plan Year in which the
          Member has a Separation from Service), at which time the non-vested portion shall be treated as a distribution of zero dollars (a "Deemed
          Distribution"). At the time of such actual or Deemed Distribution, the non-vested portion shall be forfeited. The forfeiture shall be allocated in accordance with Section 6.3. If the Member is reemployed prior to incurring five consecutive one-year Breaks in Service, and if the Member repays to the Plan the entire amount of such distribution from the Employer Contributions Accounts within the earlier of (i)
          five years after the Member's resumption of employment, or (ii) the date on which the Member's 5th consecutive one-year Break in Service would have occurred, then the forfeited portion of the Member's
          Employer Contributions Accounts shall be restored as of the last day of the Plan Year in which such repayment is made, unadjusted by any gains or losses experienced by the Trust subsequent to the date on which such portion of the Member's Employer Contributions Accounts was forfeited. Any amounts restored pursuant to this Section 10.2(b) may be funded, at the discretion of the Plan Administrator, through any forfeitures arising under this Section 10.2(a)(2) or Section 6.6, any earnings on unallocated shares of Stock, or contributions to the Trust made for this purpose. For purposes of this Section, if a Member who forfeited the Member's entire Employer Contributions Account in accordance with this Section 10.2(b) or Section 6.6 is rehired, then the Member will have deemed to have repaid the Member's Deemed
          Distribution (as defined in Section 6.6) as of the Member's rehire date.

     (c)  Notwithstanding anything contained herein to the contrary, a Member who was a participant in the Coverall Uniform Supply Co., Inc. Plan and Trust as of May 31, 1993 who incurs a Separation from Service will be entitled to receive a distribution of the Member's vested Account in accordance with this Article 10, notwithstanding the Member's age or the Member's Years of Service with Cintas, as soon as practicable after the Separation from Service.

     (d)  A distribution from a Member's Transfer Contributions Account shall be paid in the manner designated in the applicable Appendix to this Plan.

     (e)  A Member's benefit that is $5,000 or greater after June 1, 1998 at the time of the distribution or any prior distribution may not be distributed to the Member prior to Normal Retirement Age unless the
          Member's consents in writing to the distribution. The Plan
          Administrator shall provide to each Member whose consent is required, no less than 30 days and no more than 90 days prior to the commencement of benefit payments, a written explanation of the material features of the optional forms of benefit available to the
          Member under the Plan, and the Member's right (if any) to defer receipt of the distribution. A Member may elect to commence the
          Member's distribution in less than 30 days from the date the Member is provided with the explanation provided the Member is informed of the
          Member's right to the 30-day period. A Member's consent to a distribution must not be made before the Member receives the written explanation and must not be made more than 90 days before benefit payments commence. This Section 10.2 shall be deemed to have been satisfied with respect to any setoff of a Participant loan against the
          Member's Account if the Member agreed to use the Member's Account as security for the loan. Notwithstanding the requirements described herein regarding consent and timing of the distributions, dividends or other earnings of a de minimis amount as determined by the Plan
          Administrator credited to a Member's Account after the distribution has been completed shall be paid to such Member in a lump sum in cash as soon as administratively practicable after the amount is credited to the Member's Account.

     (f)  A Member's benefit that is $5,000 or less after June 1, 1998 may be distributed in accordance with this Article 10 without obtaining the written consent described above pursuant to Section 411(a)(11) of the
          Code.

     (g)  Notwithstanding anything contained herein to the contrary, a distribution to an alternate payee of a Qualified Domestic Relations
          Order shall be made in accordance with the terms of such Order and in accordance with Section 11.1(b).

     (h)  For purposes of this Section 10.2, the value of a Member's nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to Rollover
          Contributions and earnings allocable thereto within the meaning of
          Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and
          457(e)(16) of the Code. If the value of the Member's nonforfeitable
          Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Member's entire nonforfeitable Account balance.

     (i)  A Member's 401(k) Personal Contributions, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Member's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a Separation from
          Service before such amounts may be distributed.

10.3 Form of Payment.

     (a)  Any distribution from a Member's Account shall be made in the form of cash. Provided, however, any distribution from a Member's ESOP
          Contributions Account representing shares of Cintas Common Stock, and effective March 30, 2004, any other Account which the Member has directed to be invested in shares of Cintas Common Stock shall be made in the form of cash unless the Member elects to receive full shares of
          Cintas Common Stock. Payment of a fractional share of Cintas Common
          Stock shall be made in cash.

     (b)  For purposes of determining the amount of any distribution from the
          Plan, a Member's Account shall be valued as of the Valuation Date which immediately precedes the Member's distribution from the Plan.

     (c)  The normal form of payment hereunder shall be a lump sum; provided, however, a Member shall have the right to receive the Member's Account
          (i) in monthly, quarterly, semi-annual or annual installment payments from the Trust Fund over a period of less than a 10-year period except distributions elected prior to March 30, 2004 may extend for a period of up to 10 years; or (ii) effective January 1, 1993, by an Eligible
          Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Member in a Direct Rollover. A Member who elects a distribution in the form of installment payments may later elect to receive the remainder of the distribution in a lump sum after the next
          Valuation Date or to decrease the frequency of the installment payments. In addition, the requirements of Sections 401(a)(11)(A) and
          417 of the Code shall apply with respect to those Members whose benefits under the Plan are used to offset benefits under another defined benefit plan. Effective for Plan Years beginning before May
          31, 1998, distributions to Members whose Account balances are less than $3,500 at the time of the distribution and were less than $3,500 at the time of any prior distribution shall be made in a lump sum or in a Direct Rollover. Effective for Plan Years beginning after May 31,
          1998, distributions to Members whose Account balances are less than
          $5,000 at the time of the distribution and were less than $5,000 at the time of any prior distribution shall be made in a lump sum or in a
          Direct Rollover.

     (d)  Notwithstanding anything contained herein to the contrary, a Member who was a participant in the Coverall Uniform Supply Co., Inc. Plan and Trust as of May 31, 1993 shall have the right to receive the
          Member's Account in (i) monthly, quarterly or annual installment payments over a specified period of time, not exceeding the Member's life expectancy or the joint life expectancy of the Member and the
          Member's designated Beneficiary; (ii) part lump sum and part installments as described in this Section 10.3(d)(i); or (iii) in one of the forms described in Section 10.3(c).

     (e)  The form of distribution from a Member's Transfer Contributions
          Account shall be as specified in the applicable Appendix to this Plan.
          Notwithstanding any contrary provision specified in an Appendix prior to March 30, 2004, distributions shall no longer be available in any form other than a lump sum in cash or in an installment over a period of less than ten years. Specifically, the following Appendices shall be hereby amended as of March 30, 2004 accordingly:

          (1)   Appendix I      Respond Industries, Inc.
          (2)   Appendix II     Safety Directors, Inc. fka Core Services, Inc.
          (3)   Appendix III    Sunshine Uniform Service, Inc. Employees' Profit
                                Sharing Plan and Trust
          (4)   Appendix VII    Uniforms to You and Company Employees Profit
                                Sharing Plan
          (5)   Appendix IX     MST Corporation Retirement Savings Plan
          (6)   Appendix XI     Standard Uniform Service, Inc. 401(k) Profit
                                Sharing Plan
          (7)   Appendix XVI    Popular Hand Laundry & Cleaners of Richmond
                                Hill, Inc.
          (8)   Appendix XVII   Unitog Thrift
          (9)   Appendix XXI    Total First Aid, Inc.
          (10)  Appendix XXV    Searcy Industrial Laundry, Inc. 401(k) Profit
                                Sharing Plan

     (f)  To the extent an Appendix to the Plan provides for a distribution in the form of a qualified joint and survivor annuity prior to March 30,
          2004, such distribution shall be in accordance with the following
          (unless otherwise specifically provided in the applicable Appendix):

          (1)  Subject to the cash-out rules of the Plan, unless the waiver provided for below is effective with respect to such Participant, the form of payment under the Plan shall be a qualified joint and survivor annuity; provided, however, the entitlement to and payment of the qualified joint and survivor annuity with respect to distributions commencing on or after the Effective Date and prior to the Retirement Equity Act effective date shall continue to be governed by the provisions, if any, of the Plan in
               existence on August 22, 1984 and applicable to the qualified joint and survivor annuity under Section 401(a)(11) of the Code prior to the Retirement Equity Act of 1984, subject to the provisions for spousal consent described below.

          (2)  A Participant may waive the qualified joint and survivor annuity form of benefit at any time during a 90-day election period ending on the annuity starting date. Such a waiver must be in writing and must specify the optional form of benefit elected and the specific beneficiary or beneficiaries, if any, to whom any death benefits under the Plan will be payable. A Participant may also revoke any waiver during the 90-day election period. There shall be no limitation on the number of such waivers and
               revocations permitted during such election period. The Plan
               Administrator shall provide to each Participant, no less than 30 days and no more than 90 days prior to the annuity starting date
               (and consistent with such regulations as the Secretary of the
               Treasury may prescribe), a written explanation of the terms and conditions of the qualified joint and survivor annuity, the
               Participant's right to make, and the effect of, an election to waive the qualified joint and survivor annuity form of benefit, the rights of the Participant's spouse, the right to make, and the effect of, a revocation of an election, and the eligibility requirements, material features and relative values of any optional forms of benefit under the Plan. To the extent permitted by Treasury Regulations or pronouncements of the Internal Revenue
               Service, the Plan Administrator may permit the Participant to waive the 30-day limit and/or to provide such written explanation after the annuity starting date. The annuity starting date for a distribution in a form other than a qualified joint and survivor annuity may be less than 30 days after receipt of the written explanation provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the qualified joint and survivor annuity and elect (with spousal consent) to a form of distribution other than a qualified joint and survivor
               annuity; (ii) the Participant is permitted to revoke any
               affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the qualified joint and survivor annuity is provided to the
               Participant; and (iii) the annuity starting date is a date after the date that the written explanation was provided to the
               Participant. A waiver (including any new waiver after any
               revocation of a prior waiver) of the qualified joint and survivor annuity shall not take effect with respect to a spouse of a
               Participant unless:

               (A)  such spouse consents in writing to such election, and such spouse's consent acknowledges the effect of such election, acknowledges the specific beneficiary or beneficiaries, if any, to whom any death benefits under the Plan will be
                    payable, which may not be changed without spousal consent
                    (or the consent of the spouse expressly permits designations by the Participant without any requirement of further
                    consent by the spouse), for waivers made in Plan Years
                    beginning after December 31, 1986, acknowledges the specific optional form of benefit elected which may not be changed
                    without spousal consent (except back to the qualified joint and survivor annuity) (or the consent of the spouse
                    expressly permits changes by the Participant without any
                    requirement of further consent by the spouse), and is
                    witnessed by a Plan representative or a notary public; or

               (B)  it is established to the satisfaction of a Plan
                    representative that the consent required under (A) above may not be obtained because there is no spouse, because the
                    spouse cannot be located, or because of such other
                    circumstances as may be provided in regulations of the
                    Internal Revenue Service.

                    General consents referred to above executed after October
                    21, 1986 must acknowledge that the spouse has the right to limit consent to a specific beneficiary or beneficiaries and a specific optional form or forms of benefit and that the
                    spouse voluntarily elects to relinquish the rights so
                    relinquished.

     (g)  The form of distribution to an alternate payee shall be in accordance with this Section 10.3 and shall be made as specified in the Qualified
          Domestic Relations Order.

10.4  Required Distribution.

     Notwithstanding any of the preceding provisions of this Article 10, the distribution of a Member's benefits shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the
Code and the Regulations thereunder (including Section 1.401(a)(9)-2 of the
Treasury Regulations), the provisions of which are incorporated herein by reference.

     (a)  A Participant's benefits may commence to be distributed to such
          Participant not later than April 1st of the calendar year following the later of (1) the calendar year in which the Participant attains age 70 1/2or (2) the calendar year in which the Participant retires;
          provided, however, that this clause (2) not apply in the case of a
          Participant who is a "5% owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 70 1/2.

     (b)  If a Member dies before the entire balance in the Member's Account has been distributed (whether or not such distribution has commenced), the balance in the Member's Account shall be distributed in a lump sum to the Member's Beneficiary as soon as practicable following the death of the Participant. Provided, however, the payment shall commence no later than the earlier of the last day of the Plan Year following the
          Plan Year in which the Member's death occurred or the last day of the
          Plan Year in which the Member's Beneficiary was to have been paid if the installment payment form of distribution of Section 10.3 is elected by the Participant and in effect prior to the Participant's death.

     (c)  Any distributions made pursuant to this Section 10.4 shall be made in accordance with Section 10.3 above and Section 10.5 below.

10.5  New Minimum Distribution Requirements.

     (a)  General Rules.

          (1)  Effective Date. The provisions of this Section 10.5 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

          (2)  Precedence. The requirements of this Section 10.5 will take precedence over any inconsistent provisions of the Plan.

          (3)  Requirements of Treasury Regulations Incorporated. All
               distributions required under this Section 10.5 will be determined and made in accordance with the Treasury Regulations under
               Section 401(a)(9) of the Code.

          (4)  TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 10.5, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act
               (TEFRA) and the provisions of the Plan that relate to section
               242(b)(2) of TEFRA.

     (b)  Time and Manner of Distribution.

          (1)  Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

          (2)  Death of Participant Before Distributions Begin. If the
               Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

               (A)  If the Participant's surviving spouse is the Participant's sole designated beneficiary, then, distributions to the
                    surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the
                    Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if
                    later.

               (B)  If the Participant's surviving spouse is not the
                    Participant's sole designated beneficiary, then
                    distributions to the designated beneficiary will begin by
                    December 31 of the calendar year immediately following the calendar year in which the Participant died.

               (C)  If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the
                    Participant's entire interest will be distributed by
                    December 31 of the calendar year containing the fifth
                    anniversary of the Participant's death.

               (D)  If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies
                    after the Participant but before distributions to the
                    surviving spouse begin, this Section 10.5(b)(2), other than
                    Section 10.5(b)(2)(C), will apply as if the surviving spouse were the Participant.

               For purposes of this Section 10.5(b)(2) and Section 10.5(d), unless Section 10.5(b)(2)(F) applies, distributions are
               considered to begin on the Participant's required beginning date.
               If Section 10.5(b)(2)(F) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.5(b)(2)(C). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 10.5(b)(2)(C)), the date distributions are considered to begin is the date distributions actually commence.

          (3)  Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.5(c) and (d). If the
               Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section
               401(a)(9) of the Code and the Treasury Regulations.

     (c)  Required Minimum Distributions During Participant's Lifetime.

          (1)  Amount of Required Minimum Distribution For Each Distribution
               Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

               (A)  the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime
                    Table set forth in Section 1.401(a)(9)-9 of the Treasury
                    Regulations, using the Participant's age as of the
                    Participant's birthday in the distribution calendar year; or

               (B)  if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account
                    balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury
                    Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

          (2)  Lifetime Required Minimum Distributions Continue Through Year of
               Participant's Death. Required minimum distributions will be determined under this Section 10.5(c) beginning with the first distribution calendar year and up to and including the
               distribution calendar year that includes the Participant's date of death.

     (d)  Required Minimum Distributions After Participant's Death.

          (1)  Death On or After Date Distributions Begin.

               (A)  Participant Survived by Designated Beneficiary. If the
                    Participant dies on or after the date distributions begin
                    and there is a designated beneficiary, the minimum amount
                    that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient
                    obtained by dividing the Participant's Account balance by
                    the longer of the remaining life expectancy of the
                    Participant or the remaining life expectancy of the
                    Participant's designated beneficiary, determined as follows:

                    (i)  The Participant's remaining life expectancy is
                         calculated using the age of the Participant in the year
                         of death, reduced by one for each subsequent year.

                    (ii) If the Participant's surviving spouse is the
                         Participant's sole designated beneficiary, the
                         remaining life expectancy of the surviving spouse is
                         calculated for each distribution calendar year after
                         the year of the Participant's death using the surviving
                         spouse's age as of the spouse's birthday in that year.
                         For distribution calendar years after the year of the
                         surviving spouse's death, the remaining life expectancy
                         of the surviving spouse is calculated using the age of
                         the surviving spouse as of the spouse's birthday in the
                         calendar year of the spouse's death, reduced by one for
                         each subsequent calendar year.

                    (iii) If the Participant's surviving spouse is not the
                         Participant's sole designated beneficiary, the
                         designated beneficiary's remaining life expectancy is
                         calculated using the age of the beneficiary in the year
                         following the year of the Participant's death, reduced
                         by one for each subsequent year.

               (B)  No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no
                    designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year
                    after the year of the Participant's death is the quotient
                    obtained by dividing the Participant's Account balance by
                    the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (2)  Death Before Date Distributions Begin.

               (A)  Participant Survived by Designated Beneficiary. If the
                    Participant dies before the date distributions begin and
                    there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year
                    after the year of the Participant's death is the quotient
                    obtained by dividing the Participant's Account balance by
                    the remaining life expectancy of the Participant's
                    designated beneficiary, determined as provided in Section
                    10.5(d)(1).

               (B)  No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated
                    beneficiary as of September 30 of the year following the
                    year of the Participant's death, distribution of the
                    Participant's entire interest will be completed by December
                    31 of the calendar year containing the fifth anniversary of the Participant's death.

               (C)  Death of Surviving Spouse Before Distributions to Surviving
                    Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving
                    spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.5(d)(2), this Section 10.5(b)(2)(C) will apply as if the surviving
                    spouse were the Participant.

     (e)  Definitions for Purposes of this Section 10.5.

          (1)  Designated Beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1,
               Q&A-4, of the Treasury Regulations.

          (2)  Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the
               Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For
               distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which
               distributions are required to begin under Section 10.5(b)(2). The required minimum distribution for the Participant's first
               distribution calendar year will be made on or before the
               Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

          (3)  Life Expectancy. Life expectancy as computed by use of the Single
               Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

          (4)  Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by
               distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

          (5)  Required Beginning Date. The date specified in Section 10.5 of the Plan.

10.6 In-Service Withdrawals.

     (a)  An Employee, a Participant or an Inactive Participant may withdraw all or any part of the individual's After-Tax Contributions Account or
          Rollover Contributions Account upon written request to the Employer.
          The minimum amount of any such withdrawal shall be $500.

     (b)  A Participant or an Inactive Participant who has attained the age of
          59 1/2and who remains actively employed by the Employer may withdraw all or any part of the individual's 401(k) Personal Contributions
          Account, After-Tax Contributions Account or Rollover Contributions
          Account upon written request to the Employer. The minimum amount of any such withdrawal shall be $500.

     (c)  An Employee may withdraw that portion, if any, of the Employee's vested Transfer Contributions Account that is specified in the applicable Appendix attached hereto. Notwithstanding any contrary provision specified in an Appendix prior to March 30, 2004, an
          Employee may also withdraw that portion, if any, of the Employee's
          Transfer Contributions Account that includes After-Tax Contributions or Rollover Contributions.

     (d)  Any withdrawal request pursuant to this Section shall be made in the manner determined by the Plan Administrator and shall be paid in the form of a lump sum in cash.

     (e)  If a Qualified Domestic Relations Order or a domestic relations order purporting to be a Qualified Domestic Relations Order has been submitted to the Plan Administrator for approval, any withdrawal requests by the Employee, Participant or Inactive Participant will be denied. Upon approval as a Qualified Domestic Relations Order or the denial of such an Order, such requests for a withdrawal may be resubmitted by the Employee, Participant or Inactive Participant.

10.7 Hardship Withdrawals.

          Subject to the approval of the Plan Administrator, an Employee, a
     Participant or an Inactive Participant may make a hardship withdrawal first from the individual's 401(k) Personal Contributions Account (but not the
     income on such 401(k) Personal Contributions), then from the vested portion of the individual's Matching Contributions Account, and finally that portion, if any, of the individual's vested Transfer Contributions Account that is specified in the applicable Appendix attached hereto. A hardship withdrawal shall only be made (1) in the event of an immediate and heavy financial need and (2) if the withdrawal is necessary to satisfy such financial need. An immediate and heavy financial need, as determined by the
     Plan Administrator, shall be limited to the following situations:

     (a)  financial obligations previously incurred by the Employee,
          Participant, or Inactive Participant, the individual's spouse, or any dependents of the Employee, Participant or Inactive Participant
          because of sickness, accident, death, or disability, or necessary for those persons to obtain medical care;

     (b)  the purchase of the primary residence for the Employee's,
          Participant's or Inactive Participant's immediate family;

     (c)  post-secondary education (including tuition, related educational expenses, and room and board expenses) for the next 12-month period for the Employee, Participant or Inactive Participant, the
          individual's spouse or any dependents of the Employee, Participant or
          Inactive Participant;

     (d)  the prevention of foreclosure or eviction from the Employee's,
          Participant's or Inactive Participant's primary residence; or

     (e)  any other event the Secretary of Treasury has deemed to be a reason for a hardship withdrawal.

An Employee's, Participant's or Inactive Participant's request for a withdrawal will be deemed necessary to satisfy the financial need if all of the following conditions are met:

          (1)  a withdrawal request does not exceed the amount needed to meet the need plus the amount necessary to pay any federal, state and local income taxes or penalties reasonably anticipated to result from the distribution;

          (2)  the Employee, Participant or Inactive Participant has obtained all other available distributions, including In-Service
               Withdrawals specified in Section 10.6 above and nontaxable loans under the Employer's plans;

          (3)  the Employee, Participant or Inactive Participant is prohibited from making 401(k) Personal Contributions to this Plan and all other plans of an Employer or an Affiliate for a period of six consecutive months after the individual's receipt of the hardship withdrawal; and

          (4)  the Employee's, Participant's or Inactive Participant's 401(k)
               Personal Contributions in the calendar year following the year of the hardship withdrawal will not exceed the difference between the Maximum Deferral Amount for such calendar year and the amount of the Employee's, Participant's or Inactive Participant's 401(k)
               Personal Contributions for the calendar year of the hardship withdrawal.

An Employee's, Participant's or Inactive Participant's request for a withdrawal must be accompanied or supplemented by such evidence of hardship as the Plan
Administrator may reasonably require. Approval or disapproval of such withdrawal request shall be within the sole discretion of the Plan Administrator. The amount of such withdrawal shall be limited to that amount which the Plan
Administrator determines is necessary to meet the immediate financial need created by the hardship including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The minimum amount that may be withdrawn is $500. The maximum withdrawal is limited to the balance of the Employee's, Participant's or
Inactive Participant's Accounts described in this Section 10.7, less the outstanding balance of all loans made to the Employee, Participant or Inactive
Participant. All payments shall be made in the form of a lump sum in cash. If a
Qualified Domestic Relations Order or a domestic relations order purporting to be a Qualified Domestic Relations Order has been submitted to the Plan
Administrator for approval, any withdrawal request by the Employee, Participant or Inactive Participant will be denied. Upon approval as a Qualified Domestic
Relation Order or the denial of such an Order, such requests for a withdrawal may be resubmitted by the Employee, Participant or Inactive Participant.

10.8 Participant Loans.

     A Participant or an Inactive Participant may make application to the Plan
Administrator or its designee requesting a loan from the Participant's 401(k)
Personal Contributions Account, Rollover Contributions Account and vested
Transfer Contributions Account if provided in the Applicable Appendix to this
Plan. The Plan Administrator or its designee shall have the sole right to determine if a Participant's application meets the requirements for a loan, provided that loans shall be made available to all Participants on a reasonably equivalent basis. The minimum loan is $500. Any loan granted hereunder shall be made subject to the following rules:

     (a)  No loan granted hereunder shall exceed the lesser of (1) $50,000, less the Participant's highest outstanding loan balance of all plans of the
          Employer during the 12-month period immediately preceding the date of the loan (including accrued interest on the outstanding taxed loans that were made on or after January 1, 2002); or (2) one-half of the fair market value of the Participant's 401(k) Personal Contributions
          Account, Rollover Contributions Account, and vested Transfer
          Contributions Account (including outstanding loans plus any accrued interest on any outstanding taxed loans that were made on or after
          January 1, 2002) minus the outstanding loan balance (including any accrued interest on outstanding taxed loans that were made on or after
          January 1, 2002). For purposes of the above limitation, all loans from all plans of an Employer and other members of a group of employers described in Sections 414(b), 414(c) and 414(m) of the Code are
          aggregated. An assignment or pledge of any portion of the
          Participant's interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section 10.8.

     (b)  All applications must be made in a manner as provided by the Plan
          Administrator or its designee.

     (c)  Any loan granted hereunder shall bear interest at a rate of 1% over the prime rate as announced by the Wall Street Journal as of the first business day of the calendar quarter in which the loan is taken. The interest rate shall remain in effect for the full term of the loan.
          The loan agreement shall provide for the payment of principal and interest each pay period. A Participant may prepay the full amount of the loan plus interest at any time without penalty.

     (d)  The term of such loan shall be specified by the Participant, but shall not be less than a six-month period or exceed a five-year period. The actual period of the loan shall be based on the frequency of paycheck issuances (whether weekly, biweekly or some other period) by the location of the Participant requesting the loan.

     (e)  The principal and interest paid by a Participant on any loan shall be treated as an Employee-directed investment.

     (f)  If a Participant's loan application meets the requirements established by the Plan Administrator or its designee, such Participant shall be required to assign up to 50% of the Participant's interest in such
          Participant's 401(k) Personal Contributions Account, Rollover
          Contributions Account and vested Transfer Contributions Account as collateral for the loan. In addition, to the extent the vested
          Transfer Contributions Account is subject to the rules under Section
          401(a)(11) and Section 417 of the Code relating to qualified joint and survivor annuities, spousal consent must be obtained in accordance with the provisions of the applicable Appendix. The executed note shall be filed with an Employer and entered for payroll deduction.

     (g)  A Participant's loan shall immediately become due and payable if (i)
          such Participant terminates employment for any reason; (ii) such
          Participant fails to make a principal and/or interest payment within the cure period, as provided in the loan agreement, which period shall not extend beyond the last day of the calendar quarter following the calendar quarter in which the required payment was due; (iii) such
          Participant ("Borrower") has an entry of a decree or order for relief by a court in an involuntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect or the appointment of a receiver, custodian, trustee or similar official for
          Borrower or for any substantial part of Borrower's property, or the filing and pendency for 30 days without dismissal of a petition initiating a voluntary case under any bankruptcy, insolvency or similar law; (iv) such Participant ("Borrower") has commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the making by Borrower of any general assignment for the benefit of creditors, or the insolvency of Borrower or failure of Borrower generally to pay Borrower's debts as they become due; or (v) any other event described in the promissory note, loan application or security agreement. If such Participant terminates employment, an Employer shall immediately request payment of principal and interest of the loan. If the terminated Participant refuses payment within 30 days from the later of the request for payment or the termination of employment, an Employer shall reduce the
          Participant's 401(k) Personal Contributions Account, Rollover
          Contributions Account, and vested Transfer Contributions Account by the remaining principal and interest on the Participant's loan. If the
          Participant's 401(k) Personal Contributions Account, Rollover
          Contributions Account, and vested Transfer Contributions Account is less than the amount due, an Employer shall take whatever steps are necessary to collect the balance due directly from the Participant or the Participant's other vested Accounts. If the Participant fails to make a principal and/or interest payment as provided in the loan agreement while still an employee of an Employer, the Employer may deduct the unpaid portion of the Loan, including any unpaid interest and any costs of collection incurred from any Account prior to a distributable event. This would be considered a taxable distribution of that portion of the Account. However, no foreclosure on the
          Participant's note or attachment of the Participant's Account must occur until a distributable event occurs in the Plan.

     (h)  A Participant shall have no more than two loans outstanding at any one time.

     (i)  All expenses or fees attributable to obtaining a Participant's loan shall be paid by the Participant directly from the Participant's
          Accounts to the Plan Administrator or its designee.

     (j)  A Participant shall be permitted to continue 401(k) Personal
          Contributions unless the Participant is unable to meet the required loan payments.

     (k)  Loans transferred to the Plan from a plan transferred or merged with this Plan shall be treated as specified in the applicable Appendix attached to and made a part of this Plan.

     (l)  If a Qualified Domestic Relations Order or a domestic relations order purporting to be a Qualified Domestic Relations has been submitted to the Plan Administrator for approval, any loan request by the
          Participant will be denied. Upon approval as a Qualified Domestic
          Relations Order or denial of such Order, such requests for a loan shall be resubmitted by the Participant.

     (m)  A Participant who has previously defaulted on a loan while an active
          Employee of the Employer for a reason other than termination of employment shall not be permitted to take any further loans; provided, however, that if such individual repays a taxed loan (including applicable interest) thereby placing the loan in paid status, such
          Participant will be permitted to take future loans from the Plan pursuant to the provisions of this Section 10.8 at the discretion of the Plan Administrator.

     (n)  A Participant who is on an unpaid leave of absence shall not be permitted to take a loan while on the leave of absence.

10.9 Put Option.

     (a)  Any Cintas Common Stock distributed from a Member's Account that is not readily tradable on an established market shall be subject to a
          "put" option at the time of distribution. The "put" option shall be exercisable by the Member or Beneficiary, by the donees of either, or by a person (including an estate or its distributee) to whom the
          Cintas Common Stock passes by reason of the Member's or Beneficiary's death. The "put" option shall provide that for a period of at least 60 consecutive days immediately following the date the Cintas Common
          Stock is distributed to the holder of the option, and for another 60 consecutive day period during the Plan Year next following the Plan
          Year in which the Stock was distributed, the holder of the option shall have the right to cause Cintas, by notifying it in writing, to purchase such Stock at its Fair Market Value, or at such greater price as Cintas may agree. Cintas shall allow the Plan Administrator to direct the Trustee on behalf of the Plan to assume the rights and obligations of Cintas at the time the "put" option is exercised, insofar as the repurchase of Stock is concerned; provided, however, that the purchase price paid by the Trustee may not exceed said Fair
          Market Value. If the Plan Administrator so directs the Trustee, Cintas agrees to take such action as may be necessary to permit the Trustee to consummate such repurchase, including but not limited to, providing or arranging for the financing of such repurchase. The period during which the "put" option is exercisable shall not include any period during which the holder is unable to exercise such "put" option because Cintas is prohibited from honoring it by federal or state law.
          The terms of payment for the purchase of such shares of Stock shall be as set forth in the "put" and may be either in a lump sum or in installments, as determined by the Plan Administrator. An installment obligation issued pursuant to the exercise of such "put" option shall--

          (1)  bear a reasonable rate of interest, as determined by the
               Committee;

          (2)  require equal annual payments;

          (3)  have a payment period beginning not later than 30 days after the date the "put" option is exercised and not exceeding five years;
               and

          (4)  contain such other terms not inconsistent with applicable law as the Committee may deem appropriate.

     (b)  The "put" option provided for by this Section shall continue to apply to Stock purchased by the Trustee with the proceeds of a Loan, notwithstanding any amendment to or termination of this Plan that causes the Plan to cease to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and notwithstanding the absence of an outstanding balance on a Loan at the time of the distribution of such shares.

10.10  Right of First Refusal.

     Any Cintas Common Stock distributed from a Member's Account that is not readily tradable on an established market shall be subject to a right of first refusal on the part of the Plan and of Cintas, in that order, in the event the distributee of said shares desires to sell all or any part of same to a purchaser other than the Plan or Cintas. Said right shall consist of an obligation of the distributee to inform the Committee, in writing, of the distributee's intention to sell the said shares upon terms (described in said notice) that have been offered by a third party purchaser in good faith, followed by the right of the Plan (and if the Plan declines said right, Cintas)
to purchase said shares at a price equal to the greater of (a) the then Fair
Market Value of said shares or (b) the purchase price offered by said purchaser, and otherwise upon terms no less favorable to the seller than in the above-described good faith offer. The right of first refusal shall lapse 14 days after the distributee has given the written notice referred to above. In the event that Stock again becomes readily tradable on an established securities market, this Section 10.10 shall not apply.

10.11  Stock Not Subject to "Put" or "Call".

     Except as otherwise provided in Sections 10.9 and 10.10, no Stock purchased with the proceeds of an ESOP Loan under the Plan shall be subject to a "put",
"call" or other option or to a "buy-sell" or similar arrangement during the time such Stock or other security is held by the Trust or at the time of its distribution to a Member, notwithstanding any amendment to or termination of this Plan that causes the Plan to cease to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code during or at such times.

10.12  Notice of Address and Missing Person.

     Each Member of the Plan must file with the Plan Administrator, in a manner acceptable to the Plan Administrator, the Member's post office address and each change of post office address. Any communication, statement, or notice addressed to a Member at the latest reported post office address will be binding upon the
Member for all purposes of the Plan and after the Plan Administrator uses reasonable means to locate the Member, neither the Plan Administrator nor the
Employer or Trustee thereafter shall be obliged to search for or ascertain the
Member's whereabouts. In the event that such Member cannot be located, the Plan
Administrator may direct that such benefit and all further benefits with respect to such person shall be discontinued, all liability for the payment thereof shall terminate and the balance in such Member's Account shall be deemed a forfeiture; provided, however, that in the event of the subsequent reappearance of the Member or Beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be reinstated in full and paid in a single sum.

___________________________
         End of Article 10

                                   ARTICLE 11

                                 NONALIENABILITY

11.1 Assignment and Alienation.

     (a)  Except to the extent provided by Section 11.1(b) below, by Section
          10.8 regarding Participant loans, and by other applicable laws and regulations, benefits under the Plan may not be anticipated, assigned
          (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process by the Participant.

     (b)  The creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic
          Relations Order is not prohibited. Upon receipt by the Plan of a domestic relations order and subsequent determination by the
          Administrator that the order is a Qualified Domestic Relations Order, the Administrator may, in its sole discretion, allow for payment of vested benefits to each alternate payee under the order to be made in the form of a lump sum as soon as practicable after the date the order becomes effective or the date the Participant becomes 100% vested in all Accounts. Provided, however, that if the distribution to the alternate payee is being made before the Member named in the order attains Normal Retirement Age, and the present value of the benefit payable to the alternate payee is greater than $3,500 for Plan Years beginning prior to May 31, 1998 and $5,000 for Plan Years beginning after May 31, 1998, the alternate payee must consent to such earlier distribution. For purposes hereof, the term "alternate payee" shall mean the spouse, former spouse, child or other dependent of a Member who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefit payable under the Plan with respect to such Member.

11.2  Prohibition Against Alienation of Benefit.

     If any Member or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan (except as permitted under Section 11.1), such benefit shall, in the discretion of the Committee, cease and terminate, in which event the Committee may hold or apply the same or any part thereof for the benefit of such Member, the Member's Beneficiary, the Member's spouse, children other dependents or any of such individuals, in such manner and in such proportion as the Committee may deem proper.

___________________________
         End of Article 11

                                   ARTICLE 12

                              AMENDMENT TO THE PLAN

12.1  Right to Amend.

     The Board of Directors shall have the right at any time, and from time to time, to amend in whole or in part any of the provisions of this Plan, and such amendment shall be binding upon the Participants, Members and their
Beneficiaries, the Trustee, the Committee, the Affiliates and all parties in interest; provided, however, that unless necessary to permit the Plan to qualify under Sections 401(a), 401(k) or 4975(e)(7) of the Code, (i) no such amendment shall authorize or permit any of the assets of the Trust Fund to be used for or directed to, purposes other than the exclusive benefit of the Participants,
Members and their Beneficiaries, (ii) no such amendment that materially increases the rights, duties or responsibilities of the Trustee may be made without its written consent, (iii) no such amendment shall decrease (within the meaning of Section 411(d)(6) of the Code) the accrued benefit of any Participant or Member, and (iv) no such amendment shall require the necessity of any action on the part of any Affiliate who has adopted the Plan unless otherwise expressly provided. Any such amendment shall become effective as of the date specified therein upon (a) delivery of a written instrument, executed by Cintas, to the
Trustee and (b) the endorsement by the Trustee of its written consent thereof, if such consent is required.

12.2  Amendment for Compliance with Code.

     Section 12.1 shall not be construed to prevent the amendment of the Plan at any time to conform to any final regulations issued by the Secretary of the
Treasury.

___________________________
         End of Article 12

                                   ARTICLE 13

                             TERMINATION OF THE PLAN

13.1  Right to Terminate.

     The Board of Directors may, by appropriate notice to the Trustee, terminate the Plan in its entirety. The Board of Directors may at any time require any
Employer to withdraw from the Plan, and any Employer may voluntarily withdraw with the consent of the Board of Directors, and upon such withdrawal, the Plan, in respect of such Employer, shall be terminated.

13.2  Termination by an Employer.

     Upon termination of the Plan with respect to an Employer, the Trustee shall, at the direction of the Committee, allocate and segregate for the benefit of the Participants then or theretofore employed by such Employer their proportionate interest in the Trust Fund.

13.3  Effective Date of Termination.

     Any termination or partial termination shall be effective as of the date specified in the resolution providing therefore, if any, and shall be binding upon the Employers, the Trustee, the Committee, all Participants, Members and
all parties in interest.

13.4  Full Vesting at Termination.

     Upon a termination of the Plan in its entirety, each Participant shall be fully (100%) vested in the balance in the Participant's Accounts under the Plan determined as of the date of such termination, and such benefit shall be nonforfeitable.

13.5  Vesting at Partial Termination.

     In the event of a partial termination of the Plan, the rights of any affected Participants to the Participant's Account balances under the Plan, determined as of the date of such partial termination, shall be fully (100%)
vested.

13.6  Termination.

     In the event that the Plan is terminated in its entirety, the Trustee shall, at the direction of the Committee:

     (a)  To the extent necessary to satisfy any then outstanding ESOP Loan, sell shares of Stock held in the suspense account under Section 7.2(a)
          and pay over to the creditor under Section 15.2 the proceeds of the sale of such shares of Stock;

     (b)  Release any remaining shares of Stock held in the suspense account under Section 7.2(a) to the Stock Accounts of Participants in
          accordance with Article 6;

     (c)  Ascertain, in accordance with the provisions of Article 7, the balance in each Participant's Accounts; and

     (d)  Pay over to each Member, in accordance with the provisions of Section
          10.3, the balance in the Member's Stock Account and the balance in the
          Member's Nonstock Account; and the balance in the Member's other
          Accounts, except to the extent prohibited by Section 401(k)(10) of the
          Code.

13.7  Complete Discontinuance of Contributions.

     For purposes of this Article 13, the term "termination" shall include a complete discontinuance of contributions under the Plan.

___________________________
         End of Article 13

                                   ARTICLE 14

                           ADMINISTRATION OF THE PLAN

14.1 Committee is Administrator.

     The Committee shall be responsible for the general administration of the
Plan and the proper execution of its provisions. The Committee shall consist of at least one but not more than five persons, all of whom shall be appointed by the Board of Directors. Should no persons be appointed hereunder, then Cintas shall be deemed to be the Committee. Any member of the Committee may resign upon
10 days prior written notice to the Board of Directors. The Board of Directors shall be authorized to remove any member of the Committee at any time in its sole and absolute discretion and to appoint a successor should it determine that the appointment of such successor be necessary. The Committee shall be deemed the "administrator" of the Plan as such term is defined in ERISA and shall be, in its capacity as administrator, a "named fiduciary" as that term is defined in
ERISA. For the purposes of carrying out its duties as administrator, the
Committee may, in its discretion, allocate responsibilities under the Plan among its members and may, in its discretion, designate persons other than members of the Committee to carry out such of its responsibilities under the Plan as it may see fit. In addition to the powers of the Committee specified elsewhere in the
Plan, the Committee shall have all powers necessary to discharge its duties under the Plan, including, but not by way of limitation, the following powers and duties:

     (a)  To require any person to furnish such information and to complete such forms as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;

     (b)  To make and enforce such rules and regulations and prescribe the use of such forms as it deems necessary for the efficient administration of the Plan;

     (c)  To interpret the Plan, and to resolve ambiguities, inconsistencies and omissions;

     (d)  To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan; and

     (e)  To determine the amount of benefits that shall be payable to any person in accordance with the provisions of the Plan and to determine the manner of payment.

14.2 Committee Determination Binding.

     The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive and binding on all persons except as otherwise provided herein or by law.

14.3 Employment of Consultants.

     The Committee may employ such "independent qualified public accountants"
(who may be accountants to Cintas), as such terms are defined in ERISA, legal counsel (who may be counsel to Cintas), other specialists and other persons as the Committee deems necessary or desirable in connection with the administration of the Plan, and the Committee, any person to whom it may delegate any duty or power in connection with the administration of the Plan, and Cintas and the officers and directors thereof shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken or suffered by them in good faith in reliance upon any independent qualified public accountant, counsel or other specialist or other person selected by the Committee, or in reliance upon any tables, evaluations, certificates, opinions or reports that shall be furnished by any of them or by the Trustee.

14.4 Named Fiduciary.

     It is intended that, to the maximum extent permitted by ERISA or other applicable law, each person who is a "fiduciary" with respect to the Plan, as that term is defined in ERISA, shall be responsible for the proper exercise of the person's own powers, duties, responsibilities and obligations under the Plan and the Trust Agreement as shall each person delegated by any fiduciary to carry out any fiduciary responsibility with respect to the Plan and the Trust
Agreement, and that no fiduciary or other person to whom fiduciary responsibilities are designated shall be liable for any act or omission of any other fiduciary or of any other person delegated to carry out any fiduciary responsibility under the Plan or the Trust Agreement.

14.5 Plan for Exclusive Benefit of Participants.

     The Committee shall discharge its duties with respect to the Plan as follows:

     (a)  For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses for
          administering the Plan;

     (b)  With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims; provided, however, that this requirement, to the extent that it would require diversification of the investment of the Trust Fund, shall not be deemed violated by the acquisition or holding of Stock; and

     (c)  In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

14.6 Authorization to Disburse.

     Subject to the provisions of the Trust Agreement, the Committee shall determine the manner in which the funds of the Plan shall be disbursed pursuant to the Plan. The Committee may authorize one or more of its members or any agent to make any payment on its behalf or to execute, deliver or file any instrument, document, report or return of any kind.

14.7 Claims for Benefits.

     Consistent with the requirements of ERISA and the regulations thereunder of the Secretary of Labor from time to time in effect, the Committee shall--

     (a)  Provide adequate notice in writing to any Employee, Participant or
          Beneficiary whose claim for benefits under the Plan has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such person; and

     (b)  Afford a reasonable opportunity to any such person whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim.

14.8 Related Parties.

     Any person or groups of persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary with respect to the Plan may serve as a fiduciary with respect to the Plan in addition to being an officer, Employee, agent or other representative of a "party in interest", as that term is defined in ERISA.

___________________________
         End of Article 14

                                   ARTICLE 15

                                   ESOP LOANS

15.1  Investment of ESOP Loan Proceeds.

     The proceeds of any ESOP Loan shall be invested solely in Cintas Common
Stock.

15.2  Terms of ESOP Loan.

     The Trustee may borrow funds (including a borrowing from Cintas or other
Employer) to acquire Stock under the Plan or repay a prior ESOP Loan incurred to acquire Stock, subject to the following conditions:

     (a)  Any ESOP Loan to the trust shall be approved by the Board of
          Directors;

     (b)  The term of the ESOP Loan shall be for a definite period;

     (c)  The interest rate on the ESOP Loan may not exceed a reasonable rate of interest;

     (d)  Any collateral pledged to the creditor by the Trust shall consist only of the Stock purchased with the borrowed funds or the Stock used as collateral on a prior ESOP Loan that is being repaid with the proceeds of the current ESOP Loan;

     (e)  Under the terms of the ESOP Loan, the creditor shall have no recourse against the Trust except with respect to any collateral given for the
          ESOP Loan and Earnings attributable thereto, and contributions made hereunder (other than contributions of Stock) to meet obligations under the ESOP Loan and earnings attributable to the investment of such contributions;

     (f)  The ESOP Loan shall be repaid only from amounts lent to the Trust, from amounts contributed under the Plan (other than contributions of
          Stock) to meet obligations under the ESOP Loan and Earnings attributable to the investment thereof, and from Earnings attributable to any Stock held in the suspense account described in Section 7.2;
          and

     (g)  In the event of default under the ESOP Loan, the value of the assets of the Trust transferred in satisfaction of the ESOP Loan may not exceed the amount of the default.

___________________________
         End of Article 15

                                   ARTICLE 16

                              TOP-HEAVY PROVISIONS

16.1  Application.

     If, in any Plan Year, the Plan is or becomes a Top-Heavy Plan (as hereinafter defined), then the provisions of this Article shall apply for such
Plan Year and shall supersede any conflicting provisions of the Plan. The date for determining the applicability of this Article (the "Determination Date") is:

     (a)  For the first Plan Year of the Plan, the last day of such Plan Year;
          and

     (b)  For any other Plan Year, the last day of the preceding Plan Year.

16.2   Top-Heavy Plan.

     The Plan shall constitute a Top-Heavy Plan if, as of the Determination
Date, (a) the Plan is not part of an Aggregation Group (as hereinafter defined)
and the aggregate of the Accounts of Key Employees (as hereinafter defined)
under the Plan exceeds 60% of the aggregate of the Accounts of all Employees under the Plan or (b) the Plan is included in an Aggregation Group and such
Group is a Top-Heavy Group (as hereinafter defined).

16.3  Definitions.

     For purposes of this Article, the following definitions shall apply:

     (a)  The term "Key Employee" means an Employee who at any time during the
          Plan Year or any of the four preceding Plan Years is:

          (1)  An officer of Cintas or an Affiliate having an annual Aggregate
               Compensation greater than 50% of the amount in effect under
               Section 415(b)(1)(A) of the Code for such Plan Year; provided, however that no more than the lesser of (A) 50 Employees or (B)
               the greater of three Employees or 10% of all Employees are to be treated as officers;

          (2)  Of these Employees having annual Aggregate Compensation from
               Cintas or an Affiliate greater than the limitation in effect under Section 415(c)(1)(A) of the Code and who are1/2% owners of
               Cintas or an Affiliate, each of the 10 owning the largest
               interest in Cintas and its Affiliates;

          (3)  A 5% owner of Cintas or an Affiliate; or

          (4)  A 1% owner of Cintas or an Affiliate having an annual Aggregate
               Compensation from Cintas and its Affiliates of more than
               $150,000.

An Employee is considered to be a 5% owner of Cintas or an Affiliate if the
Employee owns more than 5% of the outstanding stock of Cintas or any Affiliate or stock possessing more than 5% of the total combined voting power of all of the Stock of Cintas or an Affiliate. The same rules apply to determine whether an Employee is a1/2% owner. For purposes of Sections 16.3(a)(2), 16.3(a)(3)and
16.3(a)(4), the constructive ownership rules of Section 318 of the Code apply with the substitution of "5%" in paragraph (a)(2)(C) of such Code Section. For purposes of this Section 16.3(a)(2), if two (2) Employees have equal interests in Cintas or an Affiliate, the Employee with the greater annual Aggregate
Compensation from Cintas or an Affiliate has the larger interest. For purposes of this Article 16, the terms "Employee" and "Key Employee" include the beneficiaries of such Employees.

     (b)  The term "Aggregation Group" means the group of plans that includes any plan maintained by Cintas or an Affiliate of the following:

          (1)  in which a Key Employee is a Participant,

          (2)  that enables a plan in which a Key Employee is a Participant to meet the requirements of Sections 401(a)(4) or 410 of the Code,

          (3)  which may have been terminated within the five-year period ending on the Determination Date if such terminated plan would have been included in the Aggregation Group if it had not terminated.
               Collectively bargained plans that cover a Key Employee shall be included for this purpose.

          In any Plan Year, in testing for top-heaviness under Section 16.3(c)
          below, the Committee may in its discretion expand the Aggregation
          Group to take into account any other plan maintained by Cintas or an
          Affiliate, but only if such expanded Aggregation Group does not, as a result of such expansion, fail to meet the requirements of Sections
          401(a)(4) and 410 of the Code. Collectively bargained plans that do not cover a Key Employee may be included for this purpose.

     (c)  The term "Top-Heavy Group" means an Aggregation Group as to which, as of the Determination Date the sum of:

          (1)  The present value of the cumulative accrued benefits for Key
               Employees under all defined benefit plans included in such Group;
               and

          (2)  The aggregate of the accounts of Key Employees under all defined contribution plans included in such Group.

16.4  Present Value and Accounts.

     For purposes of Sections 16.2 and 16.3 of this Article 16, the following rules shall apply in determining the present value of the cumulative accrued benefit for any Employee and the amount of the Account of the Employee:

     (a)  The present value of accrued benefits and the value of Accounts shall be determined as of the most recent Valuation Date that falls within, or on the last day of, the 12- month period ending on the
          Determination Date;

     (b)  Company contributions and Employee contributions, with the exception of accumulated deductible Employee contributions, shall be taken into account;

     (c)  All amounts distributed to a Participant within the five-year period ending on the Determination Date shall be taken into account, including any amount distributed from a terminated plan that would have been required to be included in the Aggregation Group had it not been terminated;

     (d)  With respect to a transferee plan, any rollover contribution or similar transfer initiated by an Employee and made after December 31,
          1983, shall be disregarded (except to the extent provided in regulations issued by the Secretary of the Treasury);

     (e)  If an Employee ceases to be a Key Employee, such Employee's accrued benefit and Account shall be disregarded (for purposes of determining the present value of cumulative accrued benefits and the amount of the
          Accounts of both Key Employees and all Employees) for any Plan Year after the last Plan Year for which the Employee was treated as a Key
          Employee;

     (f)  The benefits and Accounts of persons who have performed no services for Cintas or an Affiliate for the five-year period ending on the
          Determination Date shall be disregarded; and

     (g)  The present value of the accrued benefit for any individual (other than a Key Employee) under a Defined Benefit Plan shall be as determined using the single accrual method for all plans of the
          Employer and Affiliates or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under the fractional rule of Section
          411(b)(1)(C) of the Code.

16.5  Vesting Requirements.

     If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then a
Participant's right to the Participant's Account balance derived from Employer contributions (i.e. the Participant's Employer Contributions Account),
determined as of the end of such Plan Year, shall vest in accordance with the following schedule, unless a more rapid vesting schedule is in effect under the terms of the Plan:

                        Years of
                     Vesting Service               Vesting Percentage
                    -----------------              ------------------
                    Less than 3 years                       0%
                    3 or more                             100%

If the Plan ceases to be a Top-Heavy Plan in any Plan Year, then the vesting schedule set forth in Article 9 shall apply for such Plan Year with respect to any portion of a Participant's Account balance that is forfeitable as of the beginning of such Plan Year; provided, however, that a Participant with three or more Years of Service shall be given the option of remaining under the vesting schedule set forth above.

16.6 Minimum Contribution.

     (a)  If this Plan is determined to be a Top-Heavy Plan in any Plan Year, then the Employer contribution for such Plan Year for each Participant who is not a Key Employee shall not be less than 3% of such
          Participant's Aggregate Compensation. The Employer contribution shall not, however, exceed the percentage of each Participant's Aggregate
          Compensation that is equal to the highest percentage of Aggregate
          Compensation at which contributions are made for the Plan Year for any
          Key Employee (i) under the Plan or (ii) if the Plan is part of an
          Aggregation Group, under any defined contribution plan in such Group;
          provided, however, that this sentence shall not apply if the Plan is required to be included in an Aggregation Group and enables a defined benefit plan to meet the requirements of Section 401(a)(4) or 410 of the Code. For purposes of this Section 16.6, Employer contributions attributable to a salary reduction or similar arrangement shall be taken into account, and contributions made pursuant to Chapter 21 of
          Title II of the Social Security Act shall be disregarded.

     (b)  The provisions of Section 16.6(a) shall apply without regard to
          Section 6.1(b).

     (c)  The provisions of Section 16.6(a) shall not apply with respect to any
          Participant who, for the Plan Year in question, receives the minimum contribution set forth in Section 16.6 above under another Defined
          Contribution Plan (as defined in Section 6.4(d) maintained by the
          Employer or an Affiliate or receives the minimum benefit prescribed in
          Section 416(c) of the Code under a Defined Benefit Plan (as defined in
          Section 6.4(d) maintained by the Employer or an Affiliate.

16.7 Exception for Collectively Bargained Plans.

     Sections 16.5 and 16.6 shall not apply to any Employee who is included in a collective bargaining unit if there is evidence that retirement benefits were the subject of good faith bargaining between the representatives of such unit and Cintas or an Affiliate.

16.8 Combined Limit on Contributions and Benefits for Key Employees.

     If the Plan is determined to be a Top-Heavy Plan in any Plan Year, then the denominators of the defined benefit and defined contribution fractions for purposes of Paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code for any
Key Employee who participates in both a Defined Benefit Plan and a Defined
Contribution Plan included in a Top-Heavy Group shall be the lesser of 1.0 (as applied to the dollar limit) or 1.4 (as applied to the limit based on Aggregate
Compensation); provided, however, that this Section 16.8 shall not apply if both of the following conditions are satisfied:

     (a)  The Employer contribution for such Plan Year for each Participant who is not a Key Employee is not less than 4% of such Participant's
          Aggregate Compensation or the minimum benefit provided under the
          Defined Benefit Plan is increased (over the minimum benefit prescribed in Section 416(c) of the Code) by one percentage point, up to a maximum of 10 percentage points; and

     (b)  The Plan would not be a Top-Heavy Plan if 90% were substituted for 60%
          in Section 16.2 of this Article 16.

     Effective as of June 1, 2000, the limitations described in Code Section
415(e) and in this Section of the Plan shall no longer apply.

16.9  Modification of Top-Heavy Rules.

     (a)  This Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

     (b)  The determination of top-heavy status will be made as follows:

          (1)  A Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1%
               owner of the Employer having annual compensation of more than
               $150,000. For this purpose, annual compensation means
               compensation within the meaning of Section 415(c)(3) of the Code.
               The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          (2)  This Section 16.9 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the Determination Date.

               (i)  The present values of accrued benefits and the amounts of
                    Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the
                    Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding
                    sentence shall also apply to distributions under a
                    terminated plan which, had it not been terminated, would
                    have been aggregated with the Plan under Section
                    416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than Separation from Service, death, or disability, this provision shall be applied by
                    substituting "5-year period" for "1-year period."

               (ii) The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year
                    period ending on the Determination Date shall not be taken into account.

     (c)  Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2)
          of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as
          Matching Contributions for purposes of the Actual Contribution
          Percentage Test and other requirements of Section 401(m) of the Code.

___________________________
         End of Article 16

                                   ARTICLE 17

                                  MISCELLANEOUS

17.1 Validity of Plan.

     In case any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

17.2 Choice of Law.

     This Plan shall be governed, construed, administered and regulated in all respects under the laws of the State of Ohio, except insofar as they shall have been superseded by the provisions of ERISA.

17.3 Merger or Consolidation of Plan.

     In the event of any merger or consolidation of the Plan with any other plan, or the transfer of its assets or liabilities to any other plan, each
Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before such merger, consolidation or transfer.

17.4 Qualified Plan.

     (a)  The Plan is based upon the condition precedent that it shall be approved and qualified under Sections 401(a), 401(k) and 4975(e)(7) of the Code as an employees' trust exempt from taxation under Section
          501(a) of the Code. In the event the Internal Revenue Service initially determines that the Plan does not qualify under Sections
          401(a), 401(k) and 4975(e)(7) as aforesaid, all contributions made thereto by an Employer prior to such initial determination as to the qualification of said Plan with respect to said Employer shall revert to said Employer.

     (b)  Any contribution to the Plan made by an Employer by a mistake in fact shall be returned to such Employer within one year after the date of the contribution.

     (c)  Except as otherwise provided in Section 5.2, each contribution made under the Plan pursuant to Article 4 and Article 5 are conditioned upon their deductibility under Section 404 of the Code. To the extent that the deductibility of any such contribution is disallowed, it shall be returned to the Employer that made such contribution within one year after the date of disallowance of the deduction.

     (d)  This Plan is established for the exclusive benefit of the Participants herein. Except as provided in the foregoing Sections, it shall be impossible for any assets of the Trust to revert to an Employer.

     (e)  Anything herein to the contrary notwithstanding, neither the establishment of the Plan, nor any modification hereof, nor the creation of the trust or any Account, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary or any other person whomsoever, any legal or equitable right against Cintas, an
          Employer, the Committee, or the Trustee, unless such right shall be specifically provided for in the Plan; nor shall any of the foregoing events be construed as giving any Participant or any other Employee of the Employer the right to be retained in the service of the Employer or an Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

17.5 Use of Independent Appraiser.

     All valuations of Cintas Stock which are not readily tradable on an established securities market shall be made by an independent appraiser.

___________________________
         End of Article 17

     IN WITNESS WHEREOF, Cintas has caused this Plan to be executed by its duly authorized officers to be effective as of March 30, 2004, except where otherwise noted.

                                         EMPLOYER:

                                         CINTAS CORPORATION

                                         By:____________________________

                                         Its:___________________________